                                                                    Exhibit 10.1

================================================================================


                              AMENDED AND RESTATED
                            CREDIT FACILITY AGREEMENT

                                  BY AND AMONG

                          CCC INFORMATION SERVICES INC.


                                       AND


                       THE LENDERS THAT ARE PARTIES HERETO


                                       AND


                              LASALLE NATIONAL BANK

                   (AS ADMINISTRATIVE AGENT AND ISSUING BANK)




                         EXECUTED AS OF OCTOBER 29, 1998


================================================================================

                                TABLE OF CONTENTS


ARTICLE 1:   THE CREDIT FACILITY...........................................   1
     1.1.    Line of Credit Facility.......................................   1
             1.1.1.    Establishment of Credit Facility....................   1
             1.1.2.    Facility Maturity...................................   1
             1.1.3.    Use of Proceeds.....................................   2
             1.1.4.    Line of Credit Note.................................   2
             1.1.5.    Interest............................................   2
             1.1.6.    Repayment and Prepayment............................   6
     1.2     Letter of Credit Subfacility..................................   9
             1.2.1     The Letter of Credit Subfacility Commitment.........   9
             1.2.2     Issuance, Amendment and Renewal of Letters
                         of Credit.........................................  10
             1.2.3     Risk Participations, Drawings and Reimbursements....  12
             1.2.4     Repayment of Participations.........................  14
             1.2.5     Role of the Issuing Bank............................  14
             1.2.6     Obligations Absolute................................  15
             1.2.7     Letter of Credit Fees...............................  16
             1.2.8     Uniform Customs and Practice........................  17
     1.3.    Determination of Commitment Amounts...........................  17
             1.3.1.    Initial Commitment..................................  17
             1.3.2.    Availability Under the Line of Credit Facility......  17
     1.4.    Advances......................................................  18
             1.4.1.    Requesting Advances.................................  18
             1.4.2.    Funding Advances....................................  18
             1.4.3.    [Intentionally Blank]...............................  18
             1.4.4.    Obligation to Advance...............................  18
             1.4.5.    Indemnification for Revocation or Failure to
                         Satisfy Conditions................................  18
     1.5.    Payments in General...........................................  19
             1.5.1.    Manner and Place....................................  19
             1.5.2.    Special Payment Timing Issues.......................  19
             1.5.3.    Application of Payments.............................  19
             1.5.4.    Taxes...............................................  20
             1.5.5.    Default Interest....................................  21
             1.5.6.    Usury Savings Provision.............................  21
     1.6.    Release of Security...........................................  22
     1.7.    Fees and Other Compensation...................................  22
             1.7.1.    Fees to Administrative Agent........................  22
             1.7.2.    Periodic Facility Fee...............................  22
     1.8     Substitution of Lenders.......................................  22



ARTICLE 2:   CONDITIONS PRECEDENT..........................................  22
     2.1.    Closing Conditions............................................  22
             2.1.1.    Compliance..........................................  22
             2.1.2.    Documents...........................................  23
             2.1.3     Assignment..........................................  25
     2.2.    Conditions to All Advances or Issuances of Letters of
                       Credit..............................................  25
             2.2.1.    Compliance..........................................  26
             2.2.2.    Documents...........................................  26
             2.2.3.    Leverage............................................  26

ARTICLE 3:   REPRESENTATIONS AND WARRANTIES................................  27
     3.1.    Organization and Good Standing................................  27
     3.2.    Power and Authority...........................................  27
     3.3.    Validity and Legal Effect.....................................  27
     3.4.    No Violation of Laws or Agreements............................  27
     3.5.    Title to Assets, Existing Encumbrances........................  28
     3.6.    Capital Structure and Equity Ownership........................  28
     3.7.    Subsidiaries, Affiliates and Investments......................  28
     3.8.    Material Contracts............................................  28
     3.9.    Licenses and Authorizations...................................  29
     3.10.   Taxes and Assessments.........................................  29
     3.11.   Litigation and Legal Proceedings..............................  29
     3.12.   Accuracy of Financial Information.............................  29
     3.13.   Accuracy of Other Information.................................  30
     3.14.   Compliance with Laws Generally................................  30
     3.15.   ERISA Compliance..............................................  30
     3.16.   Environmental Compliance......................................  31
     3.17.   Margin Rule Compliance........................................  31
     3.18.   [Intentionally Blank].........................................  31
     3.19.   Solvency......................................................  32
     3.20.   Year 2000.....................................................  32

ARTICLE 4:   AFFIRMATIVE COVENANTS.........................................  33
     4.1.    Financial Covenants and Ratios................................  33
             4.1.1.    Total Charge Coverage Ratio.........................  33
             4.1.2.    Leverage Ratio......................................  33
             4.1.3.    Minimum Net Worth...................................  33
     4.2.    Periodic Financial Statements.................................  33
             4.2.1.    [Intentionally Blank]...............................  33
             4.2.2.    Quarterly Financial Statements......................  33
             4.2.3.    Annual Financial Statements.........................  34
     4.3.    Other Financial and Specialized Reports.......................  34
             4.3.1.    Financial Forecasts.................................  34
             4.3.2.    Information Relating to Guarantor...................  34
             4.3.3     Information Contained on Schedules.  ...............  35



     4.4.    Fiscal Year...................................................  35
     4.5.    Books and Records.............................................  35
     4.6.    Existence and Good Standing...................................  36
     4.7.    Notice in the Event of Subsidiary Insolvency..................  36
     4.8.    Insurance; Maintenance of Properties Disaster Contingency.....  36
             4.8.1.    General Insurance Provisions........................  36
             4.8.2.    Disaster Recovery and Contingency Program...........  36
     4.9.    Loan Purpose..................................................  36
     4.10.   Litigation; Occurrence of Defaults............................  36
     4.11.   Taxes.........................................................  37
     4.12.   Management Changes............................................  37
     4.13.   Costs and Expenses............................................  37
     4.14.   Compliance with Laws..........................................  37
             4.14.1.   General.............................................  37
             4.14.2.   ERISA...............................................  37
             4.14.3.   Environmental.......................................  38
     4.15.   Further Actions...............................................  38
             4.15.1.   Additional Pledged Shares...........................  38
             4.15.2.   Further Assurances..................................  38
             4.15.3.   Estoppel Certificate................................  38
             4.15.4.   Subsidiary Guaranties...............................  39
     4.16.   [Intentionally Blank].........................................  39
     4.17.   Other Information.............................................  39

ARTICLE 5:   NEGATIVE COVENANTS............................................  39
     5.1.    [Intentionally Blank].........................................  39
     5.2.    Additional Indebtedness. .....................................  40
     5.3.    Guaranties....................................................  40
     5.4.    Loans.........................................................  41
     5.5.    Liens and Encumbrances; Negative Pledge.......................  41
     5.6.    Transfer of Assets............................................  42
     5.7.    Acquisitions and Investments..................................  42
     5.8.    New Ventures; Mergers.........................................  44
     5.9.    Transactions with Affiliates..................................  44
     5.10.   Distributions or Dividends....................................  45
     5.11.   [Intentionally Blank].........................................  45
     5.12.   Payment of Management Fees....................................  45
     5.13.   [Intentionally Blank].........................................  45
     5.14.   [Intentionally Blank].........................................  45
     5.15.   Modifications to Organic Documents............................  45
     5.16.   Modifications to Material Relationships and Agreements........  45

ARTICLE 6:   RIGHT OF SET OFF..............................................  46
     6.1.    Right of Set-Off..............................................  46
     6.2.    Additional Rights.............................................  46



ARTICLE 7:   DEFAULT AND REMEDIES..........................................  46
     7.1.    Events of Default.............................................  46
             7.1.1.    Payment Obligations.................................  46
             7.1.2.    Representations and Warranties......................  46
             7.1.3.    Certain Covenants...................................  46
             7.1.4.    Other Covenants in Loan Documents...................  46
             7.1.5.    Default Under Other Agreements......................  47
             7.1.6.    Default Under Material Agreements with Other
                         Parties...........................................  47
             7.1.7.    Guarantor Investments...............................  47
             7.1.8.    Change of Control...................................  47
             7.1.9.    Government Action...................................  48
             7.1.10.   Insolvency..........................................  48
             7.1.11.   Loss or Revocation of Guaranty......................  49
             7.1.12.   Additional Liabilities..............................  49
             7.1.13.   Material Adverse Change. ...........................  49
     7.2.    Remedies......................................................  49
             7.2.1.    General; Acceleration...............................  49
             7.2.2.    Other...............................................  49

ARTICLE 8:   THE ADMINISTRATIVE AGENT......................................  50
     8.1.     Appointment, Authorization and Grant of Authority............  50
     8.2.     Acceptance of Appointment....................................  50
     8.3.     Administrative Agent's Relationship with Borrower............  50
     8.4.     Non-Reliance on Administrative Agent and Other Lenders.......  52
     8.5.     Reliance by Administrative Agent.............................  52
     8.6.     Delegation of Duties; Additional Reliance by
                Administrative Agent.......................................  51
     8.7.     Acting on Instructions of Lenders............................  52
     8.8.     Actions Upon Occurrence of Default or Event of Default.......  52
     8.9.     Administrative Agent's Rights as Lender in Individual
                Capacity...................................................  52
     8.10.    Advances By Administrative Agent.............................  53
     8.11.    Payments to Lenders..........................................  54
     8.12.    Pro-Rata Sharing of Setoff Proceeds..........................  54
     8.13.    Limitation on Liability of Administrative Agent..............  55
     8.14.    Indemnification..............................................  55
     8.15.    Resignation; Successor Administrative Agent..................  56

ARTICLE 9:   DEFINITIONS...................................................  56
     9.1.    Definitions...................................................  56
     9.2.    Rules of Construction.........................................  70
             9.2.1.    Plural; Gender......................................  70
             9.2.2.    Financial and Accounting Terms......................  70



ARTICLE 10:  MISCELLANEOUS.................................................  70
     10.1.   Indemnification, Reliance and Assumption of Risk
               Provisions..................................................  70
     10.2.   Assignment; Disclosure of Information to Third Parties........  71
             10.2.1.   Assignments.........................................  71
             10.2.2.   Disclosure of Information...........................  73
     10.3.   Binding Effect and Governing Law..............................  74
     10.4.   No Waiver; Delay..............................................  74
     10.5.   Modifications and Amendments..................................  74
     10.6.   Headings......................................................  76
     10.7.   Notices.......................................................  76
     10.8.   Time of Day...................................................  77
     10.9.   Relationship with Prior Agreements............................  77
     10.10.  Severability..................................................  78
     10.11.  Termination and Survival......................................  78
     10.12.  Reinstatement.................................................  78
     10.13.  Notification of Addresses, Lending Offices, Etc...............  78
     10.14.  Counterparts..................................................  78
     10.15.  Conflict Provision............................................  79
     10.16.  Waiver of Liability...........................................  79
     10.17.  Forum Selection, Consent to Jurisdiction......................  79
     10.18.  Waiver of Jury Trial..........................................  80


SCHEDULES AND EXHIBITS:

SCHEDULES:


Schedule A           Pricing Grid
Schedule 3.1         Good Standing/Foreign Qualification Jurisdictions
Schedule 3.2         Missing Consents
Schedule 3.5         Existing Encumbrances
Schedule 3.5A        Intellectual Property
Schedule 3.5B        Real Property Interests
Schedule 3.5C        Operating Names/Trade names
Schedule 3.6         Capital Structure/Equity Ownership
Schedule 3.7         Subsidiaries, Affiliates & Investments
Schedule 3.8         Material Contracts
Schedule 3.9         Licenses and Authorizations
Schedule 3.10        Taxes and Assessments
Schedule 3.18        Fees and Commissions
Schedule 4.7         Existing Deposit Accounts
Schedule 4.12        Executive Management Group
Schedule 5.2         Permitted Additional Indebtedness
Schedule 5.5         Permitted Additional Liens


EXHIBITS:


Exhibit 1.1.4        Form of Line of Credit Note
Exhibit 1.1.5.3      Form of Conversion/Continuation Notice
Exhibit 1.3          Form of Joinder
Exhibit 1.4.1        Form of Advance Request
Exhibit 4.2          Form of Periodic Compliance Certificate
Exhibit 4.15.4       Form of Subsidiary Guaranty
Exhibit 10.2.1       Form of Assignment and Acceptance


                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                            CREDIT FACILITY AGREEMENT


     This AMENDED AND RESTATED CREDIT FACILITY AGREEMENT is entered into as of October 29, 1998, among CCC Information Services Inc., a Delaware corporation "CCC" or the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders"; individually, a "Lender") and LaSalle National Bank, as Administrative Agent (the "Administrative Agent") and Issuing Bank ("Issuing Bank").

                                R E C I T A L S:

     1. CCC, certain of its subsidiaries, the lenders parties thereto (together with their respective successors and assigns, the "Original Lenders ") and Signet Bank (now known as First Union National Bank) entered into that certain Credit Facility Agreement dated as of August 22, 1996, which provided for a five year line of credit and a term loan (as amended, the "Original Credit Facility Agreement").

     2. CCC has requested an increase in the amount available for borrowing under the Original Credit Facility Agreement.

     3. The Original Lenders are willing to amend and restate the Original Credit Facility Agreement, to add additional lenders as Lenders and to extend loans to CCC in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, CCC, the Lenders and the Administrative Agent hereby amend and restate the Original Credit Facility Agreement in its entirety as of the date hereof as follows:

                         ARTICLE 1: THE CREDIT FACILITY

     1.1. LINE OF CREDIT FACILITY.

          1.1.1. ESTABLISHMENT OF CREDIT FACILITY. Subject to the terms and conditions of and in reliance upon the representations and warranties contained in the Loan Documents, each Lender will lend funds to Borrower from time to time prior to the Line of Credit Maturity Date (as determined in accordance with Section 1.1.2 hereof) in an aggregate amount at any time outstanding not to exceed its Commitment Percentage (on a Pro Rata basis) of the Available Credit Portion at such time (as determined in accordance with Section 1.3 hereof).

          1.1.2. FACILITY MATURITY. The Line of Credit Facility will mature on October 31, 2003 (as may be extended from time to time in Lenders' sole and absolute discretion or as may be earlier terminated pursuant to the terms hereof, "Line of Credit Maturity Date").

          1.1.3. USE OF PROCEEDS. The funds advanced under this Line of Credit Facility may be used exclusively to pay (i) for closing costs and fees associated with consummating and documenting the transactions contemplated by this Agreement, and (ii) for acquisitions of assets and Capital Expenditures otherwise permitted for Borrower under the Loan Documents, AND (iii) for general working capital and other legitimate corporate expenditures (including, without limitation, Permitted Investments and payment of lawful dividends and distributions permitted under Section 5.10 hereof), AND (iv) for such other purposes as specifically authorized hereunder or in writing by Administrative Agent (in the sole and absolute discretion of the Required Lenders).

          1.1.4. LINE OF CREDIT NOTE. The indebtedness under the Line of Credit Facility and the corresponding obligation of Borrower to repay Lenders with interest in accordance with the terms hereof will be evidenced by one or more Line of Credit Notes substantially in the form of Exhibit 1.1.4 attached hereto (each, as amended, restated, replaced, supplemented, extended or renewed hereafter, "Line of Credit Note"; collectively, the "Line of Credit Notes") payable to the order of each Lender in accordance with its Line of Credit Commitment Percentage. The Line of Credit Note will be due and payable in full on the Line of Credit Maturity Date. The aggregate stated principal amount of the Line of Credit Notes will be the Line of Credit Commitment established from time to time pursuant to Section 1.3 hereof; PROVIDED, HOWEVER, that the maximum liability under such Line of Credit Notes will be limited at all times to the actual amount of indebtedness (including principal, interest, fees and expenses) then outstanding under the Line of Credit Facility. Each Lender is authorized to note or endorse the date and amount of each Advance and payment under the Line of Credit Facility on a schedule annexed to and constituting a part of its Line of Credit Note. Such notations or endorsements, if made without manifest error, will constitute PRIMA FACIE evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations and liabilities of Borrower thereunder or hereunder.

          1.1.5. INTEREST. Interest under the Line of Credit Facility (and with respect to any other amounts advanced to or on behalf of Borrower under the Loan Documents) will be determined and imposed in accordance with the following provisions (and, as applicable, Section 1.5.5 hereof and Section 1.5.6 hereof):

          1.1.5.1. ESTABLISHMENT OF PORTIONS. For purposes of determining interest, Borrower may designate and subdivide the aggregate outstanding balance under the Line of Credit Facility (including any other amounts advanced to or on behalf of Borrower under the Loan Documents) into a maximum of five (5) Portions. No Portion may be less than $1,000,000 if interest accrues thereon with reference to the Prime Rate and $2,000,000 if interest accrues thereon with reference to the Adjusted LIBO Rate (unless it is designated as $0.00), AND all Portions collectively must total the aggregate outstanding balance under the Line of Credit Facility.

          1.1.5.2. INTEREST RATE DETERMINATION. The aggregate outstanding principal balance of all Advances included under each Portion will bear interest (computed daily until paid, whether prior to or after the Line of Credit Maturity Date) at the applicable Rate Index (which shall be the Prime Rate or the Adjusted LIBO Rate as elected by the Borrower pursuant to any Advance Request or in accordance with Section 1.1.5.3 hereof) PLUS the applicable Rate Margin (as determined in accordance with Section 1.1.5.4 hereof). If the Prime Rate is the applicable Rate Index for a Portion, the interest rate on such Portion will change when and as the Prime Rate or the Rate Margin changes; AND if an Adjusted LIBO Rate is the applicable Rate Index for a Portion, the interest rate on such Portion will be established on the first day of each Interest Period for such Portion and will not change during such Interest Period, except to the extent the Rate Margin changes during the Interest Period or as otherwise permitted under Section 1.1.5.6 hereof. NOTWITHSTANDING THE FOREGOING, the applicable interest rate for the entire outstanding balance under the Line of Credit Facility from the Settlement Date on which the initial Advance under the Line of Credit Facility is made until the first date on which the Rate Index may be changed under Section 1.1.5.3 hereof will be the Prime Rate as of such Settlement Date PLUS a Rate Margin determined as of such Settlement Date in accordance with Section 1.1.5.4 hereof using an amount for Funded Debt as of such Settlement Date (and inclusive of such Advance).

          1.1.5.3. SELECTION OF RATE INDEX. The applicable Rate Index for each Portion will be either the Prime Rate or an Adjusted LIBO Rate.

               a. The Borrower may, upon irrevocable written notice to the Administrative Agent in the form of Exhibit 1.1.5.3 attached hereto ("Conversion/Continuation Notice"):

               (1) elect, as of any Business Day, in the case of Portions consisting of Prime Rate Advances, to convert any such Portion (or any part thereof in an amount not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof) into Portions consisting of Adjusted LIBO Rate Advances; or

               (2) elect, as of the last day of the applicable Interest Period, in the case of Portions consisting of Adjusted LIBO Rate Advances, to convert any such Portion (or any part thereof in an amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof) into Portions consisting of Prime Rate Advances; or

               (3) elect, as of the last day of the applicable Interest Period, in the case of any Portion consisting of an Adjusted LIBO Rate Advance, to continue such Portion (or any part thereof in an amount not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof);

PROVIDED, that if at any time a Portion is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Portion shall automatically convert into a Portion consisting of a Prime Rate Advance, and on and after such date the right of the Borrower to continue such Portion as, or convert such Portion into a Portion consisting of Adjusted LIBO Rate Advances shall terminate.

               b. Borrower shall deliver a Conversion/Continuation Notice to be received by the Administrative Agent not later than Noon (Central Time) at least (i) three Business Days in advance of the proposed date of the conversion or continuation (the "Conversion/Continuation Date"), if a Portion is to be converted into or continued as a Portion consisting of an Adjusted LIBO Rate Advance; and (ii) on the Business Day before the Conversion/Continuation Date, if the Portion is to be converted into a Portion consisting of a Prime Rate Advance, specifying:

                    (1) the proposed Conversion/Continuation Date;

                    (2) the aggregate amount of the Portion to be continued or converted;

                    (3) the Rate Index of such Portion resulting from the
               proposed conversion or continuation; and

                    (4) other than in the case of conversions into a Portion
               consisting of Prime Rate Advances, the duration of the requested Interest Period.

               c. If upon the expiration of any Interest Period applicable to a Portion consisting of Adjusted LIBO Rate Advances, Borrower has failed to select timely a new Interest Period to be applicable to such Portion, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Portion into a Portion consisting of Prime Rate Advances as effective as of the expiration date of such Interest Period.

               d. The Administrative Agent will promptly notify each Lender of its receipt of a Conversion/Continuation Notice, or, if no timely notice is provided by Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion.

          1.1.5.4. APPLICABLE RATE MARGINS. The Rate Margin applicable to the Line of Credit Facility will be established as of the initial Settlement Date and as of the first day of the calendar month occurring after the Lenders' receipt of each Periodic Compliance Certificate required to be delivered by the Borrower under Section 4.2 and will be based upon the Leverage Ratio on the last day of the most recent fiscal quarter reflected on the most recent quarterly or annual financial statements delivered to Administrative Agent and each Lender in accordance with Section 4.2 hereof, AND will be determined according to the pricing grid set forth on SCHEDULE A attached hereto. In determining the amount of Funded Debt for purposes of establishing such Rate Margin, unless Borrower otherwise provides Administrative Agent with evidence of such amount in a form reasonably acceptable to Administrative Agent, then Administrative Agent may use and rely on the amount of Funded Debt as reflected on the most recent quarterly or annual financial statements delivered to Administrative Agent and each Lender in accordance with Section 4.2 hereof. NOTWITHSTANDING THE FOREGOING, if Administrative Agent does not timely receive acceptable quarterly or annual financial statements in accordance with Section 4.2 hereof, THEN Administrative Agent (in its sole and absolute discretion) may deem the applicable Rate

Margin to be the highest Rate Margin for the applicable Rate Index reflected in SCHEDULE A. FURTHER NOTWITHSTANDING THE FOREGOING (or any other provision hereof regarding the timing of establishing the applicable Rate Margin), upon the funding of any Advance after the Closing Date for a purpose set forth in Section
1.1.3 hereof that results in the outstanding balance under the Line of Credit Facility exceeding the outstanding balance as of the most recent determination of the Rate Margin by $5,000,000 or more, THEN the applicable Rate Margin hereunder (at the option of the Required Lenders) may be adjusted to reflect the additional amount of Funded Debt thereby outstanding.

          1.1.5.5. CALCULATION OF INTEREST. Interest under the Line of Credit Facility will be calculated, accrued, imposed and payable on the basis of a 360-day year for the actual number of days elapsed. Interest will begin to accrue on the outstanding principal amount of the Line of Credit Facility (and on any other amounts advanced to or on behalf of Borrower under the Loan Documents) on and as of the date such funds are advanced.

          1.1.5.6. SPECIAL LIBO RATE PROVISIONS. The following provisions will apply with respect to the Adjusted LIBO Rate, notwithstanding any other provision hereof:

               a. CHANGE IN ADJUSTED LIBO RATE. The Adjusted LIBO Rate may be automatically adjusted by any Lender from time to time on a prospective basis to account for any additional or increased cost of maintaining any necessary reserves for deposits (including, without limitation, any increase in the Reserve Percentage) or increased costs due to changes in the applicable law occurring subsequent to the commencement of the then-applicable Adjusted LIBO Rate Interest Period. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrower, AND such Lender will furnish a statement to Administrative Agent and Borrower setting forth the basis for adjusting such Adjusted LIBO Rate and the method for determining the amount of such adjustment. A determination by any Lender hereunder will be conclusive absent manifest error. If any Lender provides any such notice of adjustment under this Subsection, THEN Borrower may elect to change the then-applicable Rate Index (using the same Rate Margin category) to the Prime Rate for any Portion then subject to an Adjusted LIBO Rate. Such election to change the Rate Index may be made by providing Administrative Agent written notice thereof at any time within the first ten
(10) Business Days after receipt of the notice of adjustment from such Lender through Administrative Agent (notwithstanding the restriction hereunder limiting such Rate Index changes to certain dates, BUT subject to the requirement to pay actual costs incurred by such Lender as described in Section 1.1.6.5.e hereof). Upon Administrative Agent's receipt of such written election, the identified Portion will thereupon begin to accrue interest at the Prime Rate plus the Rate Margin (as applicable for the same Leverage Ratio level as was previously applicable for the Adjusted LIBO Rate) for the remainder of the then-current Interest Period for such Portion. NOTWITHSTANDING THE FOREGOING, no Lender shall be entitled to adjust the Adjusted LIBO Rate under this Clause "a" to account for such additional or increased costs to the extent that such Lender has already been compensated for such additional or increased cost pursuant to
Section 4.13 hereof.

               b. UNAVAILABILITY OF EURODOLLAR FUNDS. An Adjusted LIBO

Rate will not be available for Portions under the Line of Credit Facility if any Lender at any time prior to the commencement of the relevant Interest Period determines or reasonably believes that (1) Eurodollar deposits equal to the principal amount of such Portion for the applicable Interest period are unavailable, OR (2) an Adjusted LIBO Rate will not adequately and fairly reflect the cost of maintaining balances under the Line of Credit Facility, OR (3) by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not then exist for ascertaining an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such event within a reasonable time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrower, AND such Lender will furnish a statement to Administrative Agent and Borrower setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

               c. ILLEGALITY. An Adjusted LIBO Rate will also not be available for the Line of Credit Facility if any Lender at any time determines or reasonably believes that it is unlawful or impossible to fund or maintain sufficient Eurodollar liabilities for the Line of Credit Facility under an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such event within a reasonable time thereafter. Upon receipt of any such notice, Administrative Agent will provide a copy thereof to Borrower, AND such Lender will furnish a statement to Administrative Agent and Borrower setting forth the basis for such determination or reasonable belief. A determination or belief by any Lender hereunder will be conclusive absent manifest error.

               d. ALTERNATIVE RATE. During the existence of any Event of Default or an event contemplated by either Clause "b" of this Subsection or Clause "c" of this Subsection, each Lender's obligation hereunder to fund Advances at an Adjusted LIBO Rate will be suspended, and during such period, the outstanding balance under the Line of Credit Facility will bear interest at the Prime Rate plus the appropriate Rate Margin (determined in accordance with Section 1.1.5.4 hereof) and, if applicable, with additional interest as provided under Section 1.5.5.

          1.1.6. REPAYMENT AND PREPAYMENT. Borrower hereby promises to pay to Administrative Agent (for the benefit of Lenders) the aggregate indebtedness under the Line of Credit Facility (and other Loan Documents) in accordance with the following provisions:

          1.1.6.1. PERIODIC INTEREST PAYMENTS. Interest accrued under the Line of Credit Facility will be due and payable quarterly in arrears on the first Business Day following the end of each calendar quarter with respect to any Portion consisting of Prime Rate Advances and on the last day of each Interest Period for any Portion consisting of Adjusted LIBO Rate Advances; provided, however, that if any Interest Period for an Adjusted LIBO Rate Advance exceeds three months, interest on such advance shall also be paid on the date that falls three months after the beginning of such Interest Period, in each case, commencing on the first such date after the Closing Date.

          1.1.6.2. COMMITMENT REDUCTIONS.

               a. VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The

Borrower may, upon not less than five Business Days' prior notice to the Administrative Agent and all the Lenders, terminate the Line of Credit Commitment, or permanently reduce the Line of Credit Commitment by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Advances made upon the effective date thereof, the amount of all Advances and L/C Obligations then outstanding would exceed the aggregate amount of the Commitments of all Lenders then in effect.

               b. MANDATORY REDUCTION OF COMMITMENTS. The Line of Credit Commitment shall automatically be reduced by (i) $10,000,000 on October 31, 2001, (ii) $15,000,000 on October 31, 2002 and (iii) $75,000,000 (or to zero) on
October 31, 2003.

               c. NO INCREASES; APPLICATION. Once reduced in accordance with this Section, the Line of Credit Commitment may not be increased. Any reduction of the Line of Credit Commitment shall be applied to each Lender's Commitment, according to its Pro Rata share. All accrued Periodic Facility Fees to, but not including, the effective date of any reduction or termination of Line of Credit Commitment shall be paid on the effective date of such reduction or termination.

          1.1.6.3. [INTENTIONALLY BLANK].

          1.1.6.4. AT MATURITY OR TERMINATION. The entire aggregate outstanding indebtedness under the Line of Credit Facility (including principal, interest, L/C Obligations, fees and expenses) is due and payable in its entirety in immediately available funds on the Line of Credit Maturity Date. NOTWITHSTANDING THE FOREGOING, the entire aggregate outstanding indebtedness under the Line of Credit Facility (INCLUDING all principal, interest, L/C Obligations, fees and expenses) will be due and payable in its entirety in immediately available funds upon any earlier termination of either the Line of Credit Commitment, the Line of Credit Facility or this Agreement, in each instance, in accordance with the terms hereof.

          1.1.6.5. PREPAYMENTS.

               a. VOLUNTARY PAYMENTS. The outstanding principal balance under the Line of Credit Facility may be prepaid in whole or in part at any time without premium or penalty upon not less than one Business Day's notice to the Administrative Agent, EXCEPT as provided in Clause "e" of this Subsection.

               b. MANDATORY PREPAYMENTS -- EXCESSIVE BALANCE. If the aggregate amount of Advances and L/C Obligations outstanding under the Line of Credit Facility at any time exceeds the Line of Credit Commitment at such time, then such excess amount outstanding must be prepaid immediately to Administrative Agent for the benefit of Lenders (without necessity of notice or demand by Administrative Agent).

               c. [INTENTIONALLY BLANK].

               d. IN GENERAL. Any prepayment under the Line of Credit

Facility must include all accrued but unpaid interest under the Line of Credit Facility allocable to the amount prepaid through the date of such prepayment.

               e. ADJUSTED LIBO RATE PREPAYMENTS. In connection with any prepayment of all or any portion of the outstanding balance under the Line of Credit Facility upon which an Adjusted LIBO Rate is then applicable on any day other than the last day of an Interest Period -- whether such prepayment is voluntary, by demand, acceleration or otherwise -- Borrower must pay Administrative Agent for the benefit of Lenders all costs, losses and expenses (including funding costs) that may arise or be incurred as a result of or in connection with such prepayment, as such costs, losses and expenses may be calculated by each such Lender. Upon written request to Lenders (through Administrative Agent), each such Lender will furnish a statement setting forth the basis for such calculation. A determination or calculation by any Lender hereunder will be conclusive absent manifest error.

          1.1.6.6. [INTENTIONALLY BLANK].

          1.1.6.7. [INTENTIONALLY BLANK].

          1.1.6.8. APPLICATION OF PAYMENTS. Payments hereunder (including prepayments) will be applied in accordance with Section 1.5.3 hereof. NOTWITHSTANDING, the foregoing, if Borrower does not otherwise direct and as long as no Default or Event of Default exists, payments and prepayments allocable to principal under the Line of Credit Facility shall be applied to repay Portions accruing interest at the Prime Rate first and then to repay Portions accruing interest at the Adjusted LIBO Rate (applying first to Portions having an Interest Period with the longest remaining time to maturity); provided, however that during the existence of a Default or an Event of Default, the Administrative Agent shall apply funds received from Borrower in any manner in which the Required Lenders direct.

          1.1.6.9. AVAILABILITY FOR REBORROWING. Principal amounts repaid or prepaid under the Line of Credit Facility prior to the Line of Credit Maturity Date will be available for reborrowing at any time pursuant to and in accordance with the terms hereof up to the Available Credit Portion.

     1.2  LETTER OF CREDIT SUBFACILITY.

          1.2.1 THE LETTER OF CREDIT SUBFACILITY COMMITMENT.

               a. On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time upon the Borrower's request received at least three Business Days prior to the date of any requested issuance, during the period from the Closing Date to the Line of Credit Maturity Date, to issue Letters of Credit for the account of the Borrower (or any of its Restricted Subsidiaries), and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 1.2.2.c. and 1.2.2.d., and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued hereunder; PROVIDED, that the Issuing Bank shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the amount of all L/C Obligations plus the outstanding amount of all Advances exceeds the Line of Credit Commitment at such time, (2) the participation of any Lender in the amount of all L/C Obligations plus the amount of all outstanding Advances of such Lender exceeds such Lender's Commitment, or (3) the amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

               b. The Issuing Bank is under no obligation to Issue any Letter of Credit if:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Lender, the Administrative Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article 2 is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is (A) more than 360 days after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after the Line of Credit Maturity Date, unless all of the Lenders have approved such expiry date in writing;

               (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

               (v) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

               (vi) such Letter of Credit is to be denominated in a currency other than Dollars.


          1.2.2 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

               a. Each Letter of Credit shall be issued upon the irrevocable written request of Borrower received by the Issuing Bank (with a copy sent by Borrower to the Administrative Agent) at least three (3) Business Days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. The language of each Letter of Credit shall be acceptable to the Issuing Bank. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit;
(iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

               b. Prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Borrower and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 1.2.1.a. as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 1.2.1.b.(ii); or (B) that one or more conditions specified in Article 2 are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or as otherwise designated by Borrower in accordance with the Issuing Bank's usual and customary business practices.

               c. From time to time while a Letter of Credit is outstanding and prior to the Line of Credit Maturity Date, the Issuing Bank will, upon the written request of Borrower received by the Issuing Bank (with a copy sent by Borrower to the Administrative Agent) at least one day (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it, provided, that the language thereof shall be acceptable to the Issuing Bank. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

               d. The Issuing Bank and the Lenders agree that, while a Letter of

Credit is outstanding and prior to the Line of Credit Maturity Date, at the option of the Borrower and upon the written request of Borrower received by the Issuing Bank (with a copy sent by Borrower to the Administrative Agent) at least one day (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business
Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection upon the request of the Borrower but the Issuing Bank shall not have received any L/C Amendment Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Borrower requesting such renewal.

               e. The Issuing Bank may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Line of Credit Maturity Date.

               f. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

               g. The Issuing Bank will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

          1.2.3 RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

               a. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Commitment Percentage at such time, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

               b. Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 1.2.3.a., each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Commitment Percentage of such Lender at such time, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 1.7.2, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

               c. In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will notify Borrower within two (2) Business Days, provided, however, that the failure to so notify Borrower will not effect the Borrower's obligation hereunder. The Borrower shall reimburse the Issuing Bank prior to Noon (Central Time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by Noon (Central
Time) on the Honor Date, the Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Advances be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Line of Credit Commitment and subject to the conditions set forth in Section 2. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this subsection may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               d. Each Lender shall upon any notice pursuant to subsection 1.2.3.c. make available to the Administrative Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to subsection 1.2.3.e.) each be deemed to have made an Advance bearing interest with reference to the Prime Rate to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata share of the amount of the drawing by no later than 1:00 p.m. (Central Time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section.

               e. With respect to any unreimbursed drawing that is not converted into Advances consisting of Prime Rate Advances to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 2.2 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Prime Rate plus the applicable Rate Margin at such time plus 2% per annum, and each Lender's payment to the Issuing Bank pursuant to subsection 1.2.3.d. shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section.

               f. Each Lender's obligation in accordance with this Agreement to make the Advances or L/C Advances, as contemplated by this Section, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; PROVIDED, however, that each Lender's obligation to make Advances under this Section is subject to the conditions set forth in Section 2.2.

          1.2.4 REPAYMENT OF PARTICIPATIONS.

               a. Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Bank of immediately available funds from the Borrower
(i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit pursuant to Section 1.2.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Bank, the amount of such Lender's Commitment Percentage of such funds, and the Issuing Bank shall receive the amount of the Commitment Percentage of such funds of any Lender that did not so pay the Administrative Agent for the account of the Issuing Bank.

               b. If the Administrative Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any proceeding described in Section 7.1.10, any portion of the payments made by the Borrower to the Administrative Agent for the account of the Issuing Bank pursuant to subsection 1.2.4.a. in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Bank the amount of its Commitment Percentage of any amounts so returned by the Administrative Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          1.2.5 ROLE OF THE ISSUING BANK.

               a. Each Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

               b. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

               c. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 1.2.6; PROVIDED, however, anything in such clauses to the contrary notwithstanding, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) substantially complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that reasonably appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          1.2.6 OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Advances, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

               (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

               (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; provided, however, the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment or disbursements made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank;

               (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not substantially comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any proceeding described in Section 7.1.10; provided, however, the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment or disbursements made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank;

               (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor; provided, however, the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment or disbursements made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank.

          1.2.7 LETTER OF CREDIT FEES.

               a. The Borrower shall pay to the Administrative Agent for the account of each of the Lenders a letter of credit fee with respect to the outstanding Letters of Credit equal to a per annum rate equal to the applicable Rate Margin for Letter of Credit Fees multiplied by the average daily maximum amount available to be drawn thereunder, computed on a quarterly basis in arrears on the first Business Day following the end of each calendar quarter based on the Letters of Credit outstanding during such quarter as calculated by the Administrative Agent. The Rate Margin applicable to the Letter of Credit Fees from time to time will be determined based on the Borrower's Leverage Ratio as and when set forth in Section 1.1.5.4 according to the pricing grid set forth on SCHEDULE A. Such letter of credit fees shall be due and payable, quarterly, in arrears, on the first Business Day following the end of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such date to occur after the Closing Date, through the Line of Credit Maturity Date with the final payment to be made on the Line of Credit Maturity Date.

               b. The Borrower shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.15% of the original face amount of each Letter of Credit or such other amount to be negotiated from time to time between Borrower and the Issuing Bank. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

               c. The Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to the documentation, amendment and payment/negotiation of letters of credit as from time to time in effect.

          1.2.8 UNIFORM CUSTOMS AND PRACTICE. The most recent Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

     1.3. DETERMINATION OF COMMITMENT AMOUNTS.

          1.3.1. INITIAL COMMITMENT. Upon the execution of this Agreement and satisfaction of each condition precedent set forth in Section 2.1 hereof, LaSalle National Bank shall be the only Lender with an initial Commitment of $50,000,000. After the Closing Date, the Administrative Agent shall use its best efforts to arrange for additional financial institutions to become "Lenders" hereunder from time to time by executing a Joinder to this Agreement in the form of Exhibit 1.3 attached hereto (which Joinder shall constitute such Lender's signature page hereto); provided, however, that the maximum aggregate amount of the Commitments established hereunder shall not exceed $100,000,000.

          1.3.2. AVAILABILITY UNDER THE LINE OF CREDIT FACILITY. NOTWITHSTANDING THE FOREGOING, the maximum amount of credit available at any time under the Line of Credit Facility may not exceed the amount resulting from the following formula:

          a.   The aggregate amount of the Lenders' Commitments at such time,

          b. MINUS the then outstanding Advances (including requested, but not yet drawn Advances) at such time,

          c. MINUS the aggregate amount of the outstanding L/C Obligations at such time.

(COLLECTIVELY, the amount resulting from the equation under categories "a" through "c" above is sometimes referred to herein as the "Available Credit Portion".)

     1.4. ADVANCES.

          1.4.1. REQUESTING ADVANCES. To request an Advance, Borrower (through an Authorized Officer) must give Administrative Agent written notice of such request (such notice, an "Advance Request"). Each Advance Request, together with certain certifications, must be substantially in the form of Exhibit 1.4.1 hereto or such other form as Administrative Agent from time to time may reasonably request. Each Advance Request (or verbal notice by telephone with immediate written confirmation in the form of an Advance Request to follow) must be received by Administrative Agent before Noon (Central Time) (a) on the Business Day immediately prior to the requested Settlement Date with respect to any Advance of funds that will accrue interest based on the Prime Rate AND (b) at least three (3) Business Days prior to the requested Settlement Date with respect to any Advance of funds that will accrue interest at an Adjusted LIBO Rate. Unless Administrative Agent otherwise consents, an Advance Request will not be effective if it is delivered to Administrative Agent more than ten (10) Business Days prior to the requested Settlement Date. Each Advance which bears interest with reference to the Prime Rate must be at least $1,000,000 and in multiples of $1,000,000 in excess thereof and each Advance which bears interest with reference to the Adjusted LIBO Rate must be at least $2,000,000 and in multiples of $1,000,000 in excess thereof.

          1.4.2. FUNDING ADVANCES. Subject to the satisfaction of and compliance with the terms and conditions hereof (including, as applicable, the conditions precedent specified in Section 2.2 hereof), Administrative Agent will make each Lender's Pro Rata portion of each requested Advance (to the extent such funds are received by Administrative Agent) available (in immediately available funds) by crediting such amount to the Account with Administrative Agent unless the Administrative Agent and Borrower shall otherwise agree.

          1.4.3. [INTENTIONALLY BLANK].

          1.4.4. OBLIGATION TO ADVANCE. No Lender (nor Administrative Agent) will be obligated to make any Advance under the following circumstances: (a) if the principal amount of such requested Advance at such time, would exceed the Available Credit Portion, OR (b) during the existence of a Default or an Event of Default hereunder, OR (c) if such Advance would cause a Default or Event of Default hereunder, OR (d) after the Line of Credit Maturity Date, OR (e) prior to satisfaction of each condition precedent under Section 2 hereof.

          1.4.5. INDEMNIFICATION FOR REVOCATION OR FAILURE TO SATISFY CONDITIONS. Borrower will indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any revocation of any Advance Request or any failure to fulfill the applicable conditions precedent to such Advance on or before the requested Settlement Date specified in such Advance Request. Such indemnification will include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of funds required by such Lender to fund the Advance when such Advance, as a result of such failure, is not made on the requested Settlement Date. Such Lender's calculation of such losses, costs and expenses will be conclusive absent manifest error. NOTWITHSTANDING THE FOREGOING, no Lender shall be entitled to indemnification under this Section with respect to a loss, cost or expense to the extent that such Lender has already been compensated for such loss, cost or expense pursuant to Section 4.13 hereof.

     1.5. PAYMENTS IN GENERAL.

          1.5.1. MANNER AND PLACE. All payments of principal, interest, fees and other amounts due under the Loan Documents must be received by Administrative Agent in immediately available funds in Dollars on or before Noon (Central Time) on the due date therefor at the principal office of Administrative Agent set forth in Section 10.7 hereof or at such other place as Administrative Agent may designate from time to time. For purposes of facilitating the funding of the Advances and payments of amounts due hereunder, the Borrower has established the Account with the Administrative Agent. With respect to any principal, interest, periodic facility fee or other fee, or any other cost or expense due and payable to the Administrative Agent or any Lender under the Loan Documents, the Borrower hereby irrevocably authorizes the Administrative Agent to debit the Account maintained with the Administrative Agent in an amount such that the aggregate amount debited from such Account does not exceed such principal, interest, fee or other cost or expense. If there are insufficient funds in the Account to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Administrative Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

          1.5.2. SPECIAL PAYMENT TIMING ISSUES. Whenever any payment to be made under any Loan Document is due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time will be included in the computation of interest under such Loan Document. Any funds received by Administrative Agent after Noon (Central Time) on any day will be deemed to be received on the next succeeding Business Day.

          1.5.3. APPLICATION OF PAYMENTS. Unless a Default or Event of Default exists and unless the Borrower otherwise directs, all payments and other funds received by Administrative Agent hereunder (for the benefit of Lenders) will be applied by Administrative Agent and each Lender in the following order: (a) first to the payment of any fees and charges due under the Loan Documents, AND
(b) then to any obligations for the payment of expenses due under the Loan Documents, AND (c) then to the payment of interest due and owing hereunder, AND
(d) then to principal outstanding under the Line of Credit Facility, AND (e) then to any other interest accrued but not yet owing hereunder, and (f) then to any other indebtedness of Borrower or other Obligor then due and owing to Administrative Agent, any Lender or Issuing Bank; provided, however, that during the existence of a Default or an Event of Default, the Administrative Agent shall apply payments and other amounts received from Borrower (or otherwise on account of the Obligations) as the Required Lenders shall direct.

          1.5.4. TAXES. All payments of principal of, and interest on, the Advances and all other amounts payable hereunder shall be made free and clear without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

          a. pay directly to the relevant authority the full amount required to be so withheld or deducted;

          b. promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

          c. pay to the Administrative Agent for the account of the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 1.5.4, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     Each Lender and the Administrative Agent agree that if such Lender or the Administrative Agent subsequently recovers, or receives a net tax benefit (including, without limitation, a refund, credit or allowance) as determined in good faith by each Lender in its sole discretion, with respect to, any amount of withholding taxes or other taxes previously paid for the account of such Lender or Administrative Agent, the Borrower shall be reimbursed by such Lender or the Administrative

Agent up to the amount that it has previously paid with respect to any withholding taxes or other taxes for the account of such Lender or the Administrative Agent but only to the extent of the amount of any such recovery or net tax benefit, including, without limitation, any tax benefit obtained by such Lender or the Administrative Agent as a result of such reimbursement. Each Lender also agrees to give the Borrower prompt notice upon becoming aware that its exemption from withholding taxes or other taxes is no longer in effect. If the Borrower is or would be required to pay any amount to any Lender or the Administrative Agent pursuant to this Section, then such Lender shall use reasonable efforts (consistent with its policies and legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

     Each Lender that (a) is organized under the laws of a jurisdiction other than the United States of America and (b) either (i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this Agreement under Section 10.5 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to the Borrower and the Administrative Agent one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents, appropriately completed, as may be applicable to establish that such Lender is exempt from withholding or deduction of Taxes. The Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

          1.5.5. DEFAULT INTEREST. During the existence of a Default or an Event of Default hereunder, Borrower hereby agrees (to the maximum extent not prohibited by applicable law) to pay to each Lender (upon Administrative Agent's request) interest on any indebtedness outstanding hereunder at the rate of TWO PERCENT (2%) per annum in excess of the rate then otherwise applicable to such indebtedness and the fee otherwise payable by Borrower under Section 1.2.7.A shall be increased by two percent (2%) per annum. NOTWITHSTANDING THE foregoing, if the relevant Event of Default is under Section 7.1.10 hereof, THEN such rate increase (to the maximum extent not prohibited by applicable law) will occur automatically without any request by Administrative Agent.

          1.5.6. USURY SAVINGS PROVISION. Notwithstanding any provision of any Loan Document to the contrary, Borrower is not and will not be required to pay interest at a rate or any fee in an amount prohibited by applicable law. If interest or any fee payable to Administrative Agent or any Lender on any date would be in a prohibited amount, such interest or fee will be automatically reduced to the maximum amount that is not prohibited, and any interest or fee for subsequent periods, to the extent not prohibited, will be increased accordingly until Administrative Agent and each Lender receives payment of the full amount of each such reduction. To the extent that any prohibited amount is actually received by Administrative Agent or any Lender, such amount will be automatically deemed to constitute a repayment of principal indebtedness hereunder.

     1.6. RELEASE OF SECURITY. On the Closing Date, the property serving as Collateral under and in connection with the Original Credit Facility Agreement will be released except for the capital stock of the Borrower which shall continue to secure the obligations of the Guarantor under the Parent Guaranty.

     1.7. FEES AND OTHER COMPENSATION.

          1.7.1. FEES TO ADMINISTRATIVE AGENT. Borrower shall pay to the Administrative Agent (for its own account) in immediately available funds the fees described in that certain Fee Letter dated October 9, 1998 in the amounts and at the times provided therein.

          1.7.2. PERIODIC FACILITY FEE. Borrower will also pay Administrative Agent (for the ratable benefit of Lenders) a fee equal to the rate per annum, as in effect from time to time based on the Borrower's Leverage Ratio as and when determined in accordance with Section 1.1.5.4 and as set forth on the pricing grid on SCHEDULE A, on the average daily amount of the Available Credit Portion. Such fee (the "Periodic Facility Fee") shall accrue from the date hereof until the Line of Credit Maturity Date, will be calculated by Administrative Agent on the basis of a 360-day year and will be due and payable in immediately available funds quarterly in arrears on the first Business Day of each January, April, July and October.

     1.8 SUBSTITUTION OF LENDERS. Upon the receipt by the Borrower from any Lender (an "Affected Lender") of a claim for compensation under Section 1.1.5.6 or in the case any withholding liability arises under Section 1.5.4, the Borrower may: (i) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or a ratable part of such Affected Lender's Advances and Commitment (a "Replacement Lender"); (ii) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Advances and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

                         ARTICLE 2: CONDITIONS PRECEDENT

     2.1. CLOSING CONDITIONS. The effectiveness of this Agreement and the obligation of Administrative Agent and each Lender to execute and perform under this Agreement are subject to the following conditions precedent (unless and except to the extent expressly waived by the Administrative Agent and each Lender in its sole and absolute discretion):

          2.1.1. COMPLIANCE.

               2.1.1.1. FEES AND EXPENSES. Borrower must have paid all fees and expenses due to First Union National Bank in its capacity as administrative agent under the Original Credit Facility Agreement, all accrued but unpaid Periodic Facility Fees and other fees and expenses due to the Original Lenders under the Original Credit Facility Agreement and all reasonable fees, costs, expenses and taxes due and payable hereunder, including without limitation, any fees due and payable pursuant to Section 1.7 hereof and the reasonable fees, costs and expenses of the law firm of Sonnenschein Nath & Rosenthal with respect to the preparation, negotiation and execution of the Loan Documents.

               2.1.1.2. REPRESENTATIONS. Each, and all, representations and warranties contained in this Agreement, the other Loan Documents and in each certificate or other writing delivered pursuant hereto or thereto on or prior to the Closing Date must be true, correct and complete in all material respects on and as of the Closing Date, EXCEPT for such deviations disclosed in writing and acceptable to each Lender.

               2.1.1.3. NO DEFAULT. There must not be any Default or Event of Default hereunder.

               2.1.1.4. NO MATERIAL CHANGE. There must not have been any Material Adverse Change between December 31, 1997 (I.E., the "as of" date for the most recent audited financial statements delivered to the Administrative Agent) and the Closing Date.

          2.1.2. DOCUMENTS. The Administrative Agent must have received the following documents, agreements and certificates (together with all exhibits and schedules thereto), each duly executed, in form, substance and amount satisfactory to the Administrative Agent and, when applicable, recorded or filed in the appropriate public office:

               2.1.2.1. CREDIT AGREEMENT. This Agreement.

               2.1.2.2. PROMISSORY NOTES. The Line of Credit Note(s) as described in Section 1.1.4 hereof.

               2.1.2.3. PLEDGE AGREEMENT (BY GUARANTOR). A pledge agreement executed by CCC Information Services Group Inc. in favor of Administrative Agent (for the benefit of Lenders) pledging a first priority interest in (among other things) all of the outstanding capital stock (common and preferred stock; including options and warrants therefor) of CCC now owned or hereafter acquired, as collateral security for the indebtedness and obligations under the Loan Documents, TOGETHER with the certificates therefor, powers executed in blank, and all necessary financing statements.

               2.1.2.4. GUARANTY AGREEMENT. A guaranty agreement by CCC Information Services Group Inc. in favor of Administrative Agent (for the benefit of Lenders) absolutely and unconditionally guaranteeing (a) the payment of all indebtedness hereunder and under the other Loan Documents and (b) the performance of all other obligations hereunder and under the other Loan Documents.

               2.1.2.5. [INTENTIONALLY BLANK].

               2.1.2.6. OPINIONS OF COUNSEL. One or more written opinions from legal counsel to Borrower addressed to the Administrative Agent and the Lenders and dated as of the

Closing Date opining as to such matters as the Administrative Agent may reasonably request.

               2.1.2.7. AUTHORIZATION DOCUMENTS -- BORROWER. A certificate of an Authorized Officer of Borrower delivering true, accurate and complete versions of (a) its certificate of incorporation and all amendments thereto (but only to the extent not previously delivered in connection with the execution of this Agreement), AND (b) its bylaws and all amendments thereto (but only to the extent not previously delivered in connection with the execution of this Agreement), AND (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents and all other documents, certificates and actions required hereunder or in connection herewith, AND (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), AND (e) a long-form good standing and qualification certificate with respect to each jurisdiction where it is authorized to do business.

               2.1.2.8. AUTHORIZATION DOCUMENTS -- GUARANTOR. A certificate of an Authorized Officer of Guarantor delivering true, accurate and complete versions of (a) its Articles of Incorporation and all amendments thereto, AND
(b) its Bylaws and all amendments thereto, AND (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents and all other documents, certificates and actions required hereunder or in connection herewith, AND (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), AND (e) a long-form good standing and qualification certificate with respect to each jurisdiction where it is authorized to do business.

               2.1.2.9. OFFICER'S CERTIFICATES. One or more certificates of an Authorized Officer of Borrower delivering true, accurate and complete copies of the following documents and agreements (together with all amendments, exhibits and schedules thereto):

          a. LIEN SEARCHES -- Searches satisfactory to Administrative Agent with respect to consensual liens, tax liens, judgments and bankruptcy, listing respectively (a) all effective UCC financing statements that name Borrower or Guarantor (including any predecessor thereto and any operating or tradenames thereof) as "debtor" that are filed in the States of Illinois, Texas, California, or any other U.S. jurisdiction in which such debtor currently operates or has had assets at any time within the immediately preceding 12 calendar months (TOGETHER WITH copies of such financing statements), AND (b) all tax liens against any Obligor (or the assets thereof), AND (c) all outstanding judgments against any Obligor (or the assets thereof).

          b. FINANCIAL STATEMENTS -- A set of (a) the quarterly financial statements covering Borrower for fiscal quarter ending June 30, 1998 (or, if prepared, September 30, 1998) (and otherwise consistent with the requirements of Section 4.2 hereof) AND (b) the audited financial statements covering Borrower for fiscal year ending December 31, 1997 (as otherwise consistent with the requirements of Section 4.2 hereto).

          c. EQUITYHOLDER AGREEMENTS -- Each shareholder agreement, voting agreement, buy-sell agreement, option, warrant, put, call, right of first refusal, and any other agreement or instrument with conversion rights into equity of Borrower either (a) between Borrower AND any holder or prospective holder of any equity interest of Borrower (including interests convertible into such equity) OR (b) otherwise between any two or more such holders of equity interests.

          d. EMPLOYMENT AND NON-COMPETE AGREEMENTS -- Each employment agreement between Borrower and any director or executive officer of Borrower, AND each non-compete agreement between Borrower AND former owner of Borrower.

          e. INTER-AFFILIATE AGREEMENTS. Each written agreement (not otherwise delivered under this Section) between Borrower AND any Affiliate of Borrower (other than officers or directors of Borrower), including the stock purchase or similar agreements relating to and describing the Borrower's Investment in Professional Claims Services Inc. and InsurQuote Systems, Inc.

          f. DISASTER RECOVERY AND CONTINGENCY PROGRAM. A description of the currently effective disaster recovery and contingency program of Borrower, as required to be delivered under Section 4.8 hereof.

               2.1.2.10 COMPLIANCE CERTIFICATE. A certificate from an Authorized Officer of Borrower certifying as to compliance with the matters contained in
Section 2.1.1 hereof.

               2.1.2.11 SUBORDINATION AGREEMENT. A Subordination Agreement between the Guarantor and the Administrative Agent covering the indebtedness owing from the Borrower, in a form reasonably satisfactory to the Lenders.

          2.1.3 ASSIGNMENT. First Union National Bank ("First Union") shall have assigned all of its rights under the Original Credit Facility Agreement to LaSalle National Bank, and LaSalle National Bank shall have assumed all of First Union's obligations under and in connection with the Original Credit Facility Agreement.

     2.2. CONDITIONS TO ALL ADVANCES OR ISSUANCES OF LETTERS OF CREDIT. The obligation of the Issuing Bank to issue any Letter of Credit and each Lender to fund any Advance, including the initial Advance hereunder, are subject to the prior satisfaction of the following conditions precedent:

          2.2.1. COMPLIANCE.

               2.2.1.1. REPRESENTATIONS. Each, and all, representations and warranties contained in this Agreement and in each other Loan Document, certificate or other writing delivered to Administrative Agent pursuant hereto or thereto ON or prior to the requested Settlement Date must be true, correct and complete in all material respects on and as of such Settlement Date.

               2.2.1.2. NO DEFAULT. There must not be any Default or Event of Default hereunder or any default under any other Loan Document on such Settlement Date, AND there must not be any such Default or Event of Default occurring as a result of executing or advancing funds under the Loan Documents.

               2.2.1.3. NO MATERIAL CHANGE. There must not have been any Material Adverse Change between the Closing Date and such Settlement Date.

          2.2.2. DOCUMENTS. Administrative Agent must have received the following:

               2.2.2.1. ADVANCE REQUEST. In the case of an Advance, Administrative Agent must have received an Advance Request under and in accordance with Section 1.4.1 hereof that includes amounts and wiring instructions for each payment requested on such Settlement Date.

               2.2.2.2. L/C DOCUMENTS. In the case of a requested Letter of Credit, an L/C Application and such other L/C Documents as the Issuing Bank shall request.

               2.2.2.3. OTHER DOCUMENTS. Administrative Agent must have received any additional agreements, documents and certificates as Administrative Agent, any Lender or counsel to Administrative Agent may reasonably request.

          2.2.3. LEVERAGE RATIO. As of such Settlement Date, Borrower must be in compliance with the Leverage Ratio requirement under Section 4.1 hereof using an amount for Funded Debt that is, as of such Settlement Date, inclusive of the proposed Advance.



                    ARTICLE 3: REPRESENTATIONS AND WARRANTIES

          Borrower, as of the Closing Date and the Settlement Date for each Advance hereunder, hereby represents and warrants as follows:

     3.1. ORGANIZATION AND GOOD STANDING. Borrower and each of its Subsidiaries
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, AND (b) has all requisite power and authority (corporate and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted, AND (c) is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business (except where the failure to be so qualified and in good standing could not reasonably be expected to have or cause a Material

Adverse Effect). Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. As of the date hereof, each state and jurisdiction in which Borrower and/or Guarantor is organized or is (or should be) qualified to conduct business is listed on
Schedule 3.1 hereto (except where the failure to be so qualified and in good standing could not reasonably be expected to have or cause a Material Adverse Effect).

     3.2. POWER AND AUTHORITY. Borrower has all requisite power and authority under applicable law and under its Organic Documents, Authorizations and Licenses to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Guarantor has all requisite power and authority under applicable law to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Except as disclosed on Schedule
3.2 hereto, all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for Borrower and Guarantor to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

     3.3. VALIDITY AND LEGAL EFFECT. This Agreement constitutes, and the other Loan Documents to which Borrower or Guarantor is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of Borrower and Guarantor enforceable against each in accordance with the terms thereof, except to the extent enforceability thereof is limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     3.4. NO VIOLATION OF LAWS OR AGREEMENTS. The execution, delivery and performance of the Loan Documents (a) will not violate or contravene any material provision of any material law, rule, regulation, administrative order or judicial decree (federal, state or local), AND (b) will not violate or contravene any provision of the Organic Documents of Borrower or Guarantor, and
(c) will not result in any material breach or violation of (or constitute a material default under) any agreement or instrument by which Borrower or Guarantor or any of its property are bound, the breach or violation of which could reasonably be expected to have or cause a Material Adverse Effect, and (d) will not result in or require the creation of any Lien (other than pursuant to or as permitted by the Loan Documents) upon or with respect to any properties of Borrower or Guarantor, whether such properties are now owned or hereafter acquired.

     3.5. TITLE TO ASSETS, EXISTING ENCUMBRANCES. Borrower and each of its Subsidiaries (a) has good and marketable title to all of its owned real and personal property assets that are essential and required in conducting its operations, AND (b) has the right to possess and use all of its leased or licensed real and personal property assets that are essential and required in conducting its operations. Guarantor has good and marketable title to all of the equity of CCC, AND CCC has good and marketable title to all of the equity of each of its Subsidiaries (to the extent disclosed on Schedule 3.6 hereto, as supplemented from time to time in accordance with Section 4.3.3). All such property interests are free and clear of any Liens, except for Permitted Liens (as defined in Section 5.5 hereof) and Liens described on Schedule 3.5 hereto.

     3.6. CAPITAL STRUCTURE AND EQUITY OWNERSHIP. As of the date hereof,
Schedule 3.6 hereto accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of Borrower (whether existing as common or preferred stock, or warrants, options or other instruments convertible into such equity), AND (b) the ownership thereof. As of the date hereof, Schedule 3.6 hereto also accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of Guarantor (whether existing as common or preferred stock, or warrants, options or other instruments convertible into such equity), AND (b) the ownership thereof with respect to any shareholder which owns in excess of 5% of the outstanding and issued common stock of the Guarantor. All such shares and interests are validly existing, fully paid and non-assessable.

     3.7. SUBSIDIARIES, AFFILIATES AND INVESTMENTS. As of the date hereof,
Schedule 3.7 hereto accurately and completely discloses (a) each Subsidiary and Affiliate of Borrower (other than its respective officers and directors) AND (b) each Investment in or loan to any other Person by Borrower (to the extent that such Investment or loan exceeds $50,000).

     3.8. MATERIAL CONTRACTS. As of the date hereof, Schedule 3.8 hereto accurately and completely discloses each material contract (as defined below) of Borrower and its Subsidiaries. As of the date hereof, Subsection "a" of Schedule
3.8 hereto lists those material contracts of Borrower and its Subsidiaries that Administrative Agent and Borrower have mutually agreed in good faith to be required and essential in the operation of Borrower, and Subsection "b" of
Schedule 3.8 hereto lists all other material contracts. As of the date hereof, Borrower has not committed any unwaived breach or default under any material contract (whether or not listed on Schedule 3.8 hereto), and after due inquiry and investigation, Borrower has no knowledge or reason to believe that any other party to any such material contract (whether or not listed on Schedule 3.8 hereto) has or might have committed any unwaived breach or default thereof. For purposes of this Section 3.8 hereof, a "material contract" of Borrower includes the following types of agreements to which Borrower or one of its Subsidiaries is a party: (1) any contract (other than customer contracts) either with annual compensation, consideration or payments in excess of $400,000 OR with aggregate compensation, consideration or payments in excess of $800,000, AND (2) any lease of real estate or office space from which CCC conducts its primary business operations, AND (3) any other agreement or contract the loss or breach of which could reasonably be expected to have or cause a Material Adverse Effect.

     3.9. LICENSES AND AUTHORIZATIONS. Borrower and each of its Subsidiaries possess all Licenses and other Authorizations necessary or required in the conduct of its businesses and/or the operation of its properties. Each such material Authorization is valid, binding and enforceable on, against and by Borrower or its Subsidiary, as the case may be. Each material Authorization is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and (to the best of Borrower's knowledge, after reasonable inquiry) no material Authorization is subject to any proceedings or claims opposing the issuance, renewal, development or use thereof or contesting the validity thereof. As of the date hereof, Schedule 3.9 hereto accurately and completely lists each material Authorization, TOGETHER WITH relevant identifying information describing such Authorizations.

     3.10. TAXES AND ASSESSMENTS. Except as disclosed on Schedule 3.10 hereto, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports (federal, state and local) or has properly and timely filed for extensions of the time for the filing thereof, EXCEPT to the extent that the failure to so timely file could not reasonably be expected to have or cause a Material Adverse Effect. As of the date hereof, Borrower has no knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such returns or reports. All taxes (federal, state and local) imposed upon Borrower and each of its Subsidiaries or any of their respective properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, EXCEPT for those taxes (a) being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP OR (b) as to which the failure to pay could not reasonably be expected to have or cause a Material Adverse Effect.

     3.11. LITIGATION AND LEGAL PROCEEDINGS. There is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of Borrower's knowledge and information after due inquiry, threatened against Borrower or any of its Subsidiaries or their respective properties that in each instance, if adversely, resolved, could reasonably be expected to have or cause a Material Adverse Effect.

     3.12. ACCURACY OF FINANCIAL INFORMATION. All financial statements previously furnished to Administrative Agent or any Lender concerning the financial condition and operations of Borrower and Guarantor for periods as of and after January 1, 1995 (a) have been prepared in accordance with GAAP, consistently applied, AND (b) fairly present the financial condition of the organization covered thereby as of the dates and for the periods covered thereby. In addition, all written information previously furnished to Administrative Agent or any Lender concerning the then current financial condition and past operations of Borrower and its Subsidiaries are true, accurate and complete in, all material respects.

     3.13. ACCURACY OF OTHER INFORMATION. All written information contained in any application, schedule, report, certificate, or any other document furnished to Administrative Agent or any Lender by Borrower or Guarantor and their respective Subsidiaries in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All written projections furnished to Administrative Agent or any Lender by Borrower or any other Person on behalf of Borrower have been prepared in good faith based upon estimates and assumptions believed by Borrower to be reasonable at the time made, making use of such information as was available at the date such projection was made.

     3.14. COMPLIANCE WITH LAWS GENERALLY. Borrower and each of its Subsidiaries is in compliance in all material respects with all laws, rules, regulations, administrative orders and judicial decrees (federal, state, local and otherwise) applicable to it, its operations and its properties the breach or violation of which could reasonably be expected to have or cause a Material Adverse Effect.

     3.15. ERISA COMPLIANCE. Borrower and each of its Subsidiaries is in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all rules, regulations and orders implementing ERISA, EXCEPT to the extent that failure to be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect.

          3.15.1 Neither Borrower nor any of its ERISA Affiliates maintains or contributes to (or has maintained or contributed to) any multiemployer plan (as defined in Section 4001 of ERISA) under which Borrower or any ERISA Affiliate could reasonably be expected to have any withdrawal liability.

          3.15.2 Neither Borrower nor any of its ERISA Affiliates sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived.

          3.15.3 The liability for accrued benefits under each defined benefit pension plan that is sponsored or maintained by Borrower or any of its ERISA Affiliates (determined on the basis of the actuarial assumptions utilized by the PBGC does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

          3.15.4 The aggregate liability of Borrower and each of its ERISA Affiliates arising out of or relating to a failure of any employee benefit plan within the meaning of Section 3(2) of ERISA to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

          3.15.5 There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of Borrower or any of its ERISA Affiliates under any plan, program or arrangement providing post-retirement, life or health benefits.

          3.15.6 No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any plan with which Borrower or any of its Subsidiaries is associated to the extent that such event could reasonably be expected to have or cause a Material Adverse Effect.

     3.16. ENVIRONMENTAL COMPLIANCE.

          3.16.1 Borrower and each of its Subsidiaries has received all permits and filed all notifications necessary under and is otherwise in compliance in all respects to the extent that the failure to obtain such permit, file such notification or be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect) with all applicable federal, state and local laws, rules, ordinances and regulations governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, INCLUDING, WITHOUT LIMITATION, as provided in the provisions of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, and (b) the Solid Waste Disposal Act, AND (c) the Clean Water Act, and (d) the Clean Air Act, AND (e) the Hazardous Materials Transportation Act,

AND (f) the Resource Conservation and Recovery Act of 1976, and (g) the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and nonenumerated statutes, regulations, rules and ordinances, all as amended from time to time, collectively, the "Environmental Control Statutes").

          3.16.2 Neither Borrower nor any of its Subsidiaries has given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products either (a) on properties owned or leased by Borrower or any of its Subsidiaries OR (b) otherwise in connection with the conduct of its business and operations.

          3.16.3 Neither Borrower nor any of its Subsidiaries has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

     3.17. MARGIN RULE COMPLIANCE. No Advances shall be used for purposes which will violate any of the FRB's Margin Regulations. Not more than 25% of the value of all Borrower's assets shall be attributable to its ownership of "Margin Stock" as defined in the Margin Regulations.

     3.18. [INTENTIONALLY BLANK].

          3.19. SOLVENCY. Immediately prior to and upon the execution of this Agreement and the funding of each Advance hereunder, CCC was, is and will be solvent such that:

               3.19.1 The fair saleable value of its assets (including, without limitation, the fair saleable value of its goodwill and other intangible property) is greater than the total amount of its liabilities, including without limitation, all contingent liabilities; and 3.19.2 The present fair saleable value of its assets (including, without limitation, the fair saleable value of its goodwill and other intangible property) is not less than the amount that will be required to pay the probable liability on its debts as such debts become absolute and matured; and

               3.19.3 It will be able to realize upon its assets and will have sufficient cash flow from operations to enable it to pay its debts and other liabilities, contingent obligations and other commitments as such debts, obligations, liabilities and commitments mature in the normal and ordinary course of business; and

               3.19.4 The sum of its debts is not greater than all of its property at a fair valuation (including, without limitation, the fair valuation of its goodwill and other intangible property).

CCC does not intend to incur debts or liabilities beyond its ability to pay such debts and liabilities as such debts and liabilities become due and mature. Borrower is not engaged in a business or transaction, or about to engage in a business or transaction, for which the property of CCC would constitute unreasonably small capital or assets after giving due consideration to the prevailing practice and industry in which it is engaged. Borrower has not incurred any obligations under the Loan Documents or has made any conveyance pursuant hereto or in connection herewith with the actual intent to hinder, delay or defraud present or future creditors of it or any of its Affiliates. For purposes of this Section, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual mature liability.

     3.20. YEAR 2000. The Borrower and its Subsidiaries are in the process of reviewing and accessing the areas within their business and operations which could be materially adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and are making related reasonable inquiry of material suppliers and vendors. Based on such review and program, the Borrower believes that the "Year 2000 Problem" will not have a Material Adverse Effect. From time to time, at the reasonable request of the Administrative Agent, the Borrower and its Subsidiaries shall provide to the Administrative Agent, such updated information or documentation as is reasonably requested regarding the status of their efforts to address the "Year 2000 Problem."

                        ARTICLE 4: AFFIRMATIVE COVENANTS

                  Borrower hereby covenants and agrees that, so long as any indebtedness remains outstanding hereunder or any Commitment is in effect, Borrower will comply with the following affirmative covenants:

     4.1. FINANCIAL COVENANTS AND RATIOS. As of the end of each fiscal quarter, Borrower (on a consolidated basis, although not including the operations of InsurQuote Systems, Inc. unless and until it becomes a Subsidiary) will satisfy and comply with each of the following financial ratios and characteristics, each of which will be determined using GAAP consistently applied, except as otherwise expressly provided:

          4.1.1. TOTAL CHARGE COVERAGE RATIO. A Total Charge Coverage Ratio of NOT LESS than 1.25-to-1.0.

          4.1.2. LEVERAGE RATIO. A Leverage Ratio of NOT MORE THAN 3.00-to-1.0.

          4.1.3. MINIMUM NET WORTH. A minimum net worth equal to 75% of the Borrower's net worth as of June 30, 1998, PLUS 50% of the Borrower's aggregate positive consolidated net income MINUS, the aggregate amount of Permitted Dividends made by the Borrower, in each case, during the period commencing on July 1, 1998 through the date of calculation, but in no event less than $1.00.

     4.2. PERIODIC FINANCIAL STATEMENTS.

          4.2.1. [INTENTIONALLY BLANK].

          4.2.2. QUARTERLY FINANCIAL STATEMENTS. Within forty-five (45) calendar days of the end of each of the first three fiscal quarters, Borrower must prepare and deliver to each Lender and Administrative Agent unaudited quarterly consolidating financial statements. Such financial statements must include, without limitation, a balance sheet and an income statement, a cash flow statement and a reconciliation of consolidated net worth and capital accounts (with appropriate external notes and schedules, if prepared). Such financial statements must be prepared in accordance with GAAP consistently applied (except as approved by Administrative Agent in its sole and absolute discretion). TOGETHER WITH the quarterly financial statements, each Lender and Administrative Agent must also receive a certificate executed by the President, the Chief Financial Officer, the Treasurer or such other senior executive officer of CCC as is acceptable to Administrative Agent (a) stating that the financial statements fairly present the financial condition of Borrower as of the date thereof and for the periods covered thereby, AND (b) providing a reconciled calculation demonstrating compliance with each financial covenant and ratio under Section 4.1 hereof (using the form attached as Exhibit 4.2 hereto), AND
(c) calculating, as of the end of such fiscal period, the then-current amount of the Available Credit Portion and the year-to-date amounts under Sections 5.7(E) and 5.10(A) hereof, AND (d) certifying the amount of any Subordinated Indebtedness paid during such fiscal period AND (e) a description (by amount and payee) of all outstanding Funded Debt as at the end of such fiscal period AND
(f) certifying that as of the date of such certificate there is not any existing Default or Event of Default.

          4.2.3. ANNUAL FINANCIAL STATEMENTS. Within ninety (90) calendar days after the close of each fiscal year, Borrower must prepare and deliver to each Lender and Administrative Agent a complete set of audited annual consolidated financial statements of each of the Borrower and the Guarantor (with accompanying notes and consolidating schedules). Such financial statements (a) must include the types of financial statements and information required on a quarterly basis under this Section 4.2 hereof as well as a cash flow statement and a reconciliation of consolidated net worth and capital accounts, AND (b) must be prepared in accordance with GAAP consistently applied, AND (c) must be certified without qualification by an independent certified public accounting firm satisfactory to Administrative Agent. TOGETHER WITH the annual financial statements, each Lender and Administrative Agent must also receive all related management letters prepared by such accountants and an audit report or opinion signed by such accountants pursuant to a reliance letter from such accountants for the benefit of the Lenders reasonably satisfactory to the Administrative Agent stating that the financial statements fairly present the consolidated financial condition of the Borrower or the Guarantor, as the case may be, as of the date thereof and for the periods covered thereby and a certificate executed by the President, the Chief Financial Officer, the Treasurer or such other senior executive officer of CCC as is acceptable to Administrative Agent (a) stating that the financial statements fairly present the financial condition of Borrower as of the date thereof and for the periods covered thereby, AND (b) providing a reconciled calculation demonstrating compliance with each financial covenant and ratio under Section 4.1 hereof (using the form attached as Exhibit 4.2 hereto), AND (c) calculating, as of the end of such fiscal period, the then-current amount of the Available Credit Portion and the year-to-date amounts under Sections 5.7(E) and 5.10(A) hereof, and (d) certifying the amount of any Subordinated Indebtedness paid during such fiscal period AND (e) a description (by amount and payee) of all outstanding Funded Debt as at the end of such fiscal period AND (f) certifying that as of the date of such certificate there is not any existing Default or Event of Default.

     4.3. OTHER FINANCIAL AND SPECIALIZED REPORTS.

          4.3.1. FINANCIAL FORECASTS. On or before the 15th day after the Board of Directors shall review and approve the same, but in any case not later than March 31 of each year, Borrower must deliver to each Lender and Administrative Agent consolidated and consolidating projected balance sheets, statements of income and expenses, and statements of cash flow for the Guarantor and its Subsidiaries for such year.

          4.3.2. INFORMATION RELATING TO GUARANTOR. Within 15 Business Days of the date that Guarantor makes any filing with the Securities Exchange Commission (whether on Form 8-K, Form 10-K, Form 10-Q, any proxy statement or otherwise), Borrower must deliver a complete copy thereof to each Lender and Administrative Agent. In addition, the Borrower also shall deliver, and cause the Guarantor to deliver, to the Administrative Agent, copies of material press releases and other information and reports provided to its shareholders generally, in each case promptly upon distribution thereof.

          4.3.3 INFORMATION CONTAINED ON SCHEDULES. Together with the financial statements required to be delivered under Sections 4.2.2 and 4.2.3, the Borrower shall deliver to the Administrative Agent and the Lenders a report of the following since the last such report;

          a.   new Subsidiaries of the Borrower; and

          b. changes to Schedule 3.6 which would be necessary if the representations in Section 3.6 were made as of the date of such report.

     4.4. FISCAL YEAR. CCC will maintain a fiscal year that has a December 31st year end.

     4.5. BOOKS AND RECORDS. Borrower and each of its Subsidiaries (a) will keep and maintain satisfactory and adequate books and records of account in which entries are made in accordance with GAAP and (b) will make or cause the same to be made available to each Lender and Administrative Agent (or agents or nominees thereof) at any reasonable time upon reasonable notice for inspection and to make extracts therefrom. The Borrower shall permit, and shall cause each Subsidiary to permit, the Administrative Agent, any Lender or any of their representatives or independent contractors:

               a. if no Event of Default then exists, at the expense of the Administrative Agent or such Lender and upon reasonable prior notice to the Borrower, to visit and inspect, under the Borrower's guidance, any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with Borrower's and its Subsidiaries' respective directors, officers and independent public accountants, at such reasonable times during normal business hours as may be reasonably requested but, in any event, no more often than twice in any consecutive twelve-month period; and

               b. if an Event of Default then exists, at the reasonable expense of the Borrower and upon reasonable prior notice to the Borrower, to visit and inspect, under the Borrower's guidance, any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with Borrower's and its Subsidiaries' respective directors, officers and independent public accountants, at such reasonable times during normal business hours as may be reasonably requested.

     4.6. EXISTENCE AND GOOD STANDING. Borrower and each of its Subsidiaries will preserve and maintain (a) its existence as a corporation under the laws of its jurisdiction of organization, and (b) its good standing in all jurisdictions where it conducts business, AND (c) the validity of all its Authorizations and Licenses required in the conduct of its businesses (EXCEPT, with respect to Clause "c", to the extent that the failure to preserve and maintain could not reasonably be expected to have or cause a Material Adverse Effect).

     4.7. NOTICE IN THE EVENT OF SUBSIDIARY INSOLVENCY. Borrower shall notify the Administrative Agent at least five Business Days prior to filing a voluntary petition in bankruptcy on behalf of any Subsidiary together with the necessary information and calculations demonstrating that such filing will not cause an Event of Default under Section 7.1.10.

     4.8. INSURANCE; MAINTENANCE OF PROPERTIES DISASTER CONTINGENCY.

          4.8.1. GENERAL INSURANCE PROVISIONS. Borrower will, and will cause each of its Subsidiaries to keep, maintain and preserve all of its property and assets in good order and repair (ordinary wear and tear excepted). The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided, however, that nothing in this Section 4.8.1 shall be deemed to prevent the Borrower from self insuring such risks as are customarily self insured by other corporations in the same business and similarly situated in accordance with sound business practices.

          4.8.2. DISASTER RECOVERY AND CONTINGENCY PROGRAM. Borrower will, and will cause each of its Subsidiaries to maintain (and at least annually review the sufficiency of) a disaster recovery and contingency plan that addresses such entity's plans for continuing operations upon the occurrence of a natural disaster or other event that destroys or prevents the use of or access to such entity's primary mainframe computer systems. Such contingency plan and any material changes thereto must be in form and substance reasonably acceptable to Administrative

Agent. Upon request, Borrower will provide Administrative Agent with a current copy of such plan.

     4.9. LOAN PURPOSE. Borrower will use the proceeds of each Advance under the Line of Credit Facility exclusively as set forth in Section 1.1.3 hereof.

     4.10. LITIGATION; OCCURRENCE OF DEFAULTS. Borrower will notify Administrative Agent and each Lender in writing immediately upon (a) the institution or commencement of any litigation, legal or administrative proceeding, or labor controversy that could reasonably be expected to have or cause a Material Adverse Effect, OR (b) the happening of any event or the assertion or threat of any claim that could reasonably be expected to have or cause a Material Adverse Effect, OR (c) the occurrence of any Default or Event of Default hereunder, OR (d) the occurrence of any default under any other Loan Document.

     4.11. TAXES. Borrower will, and will cause each of its Subsidiaries to pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date upon which any penalty for non-payment or late payment is incurred, UNLESS (a) the same are then being contested in good faith by appropriate proceedings diligently prosecuted, AND (b) adequate reserves therefor in accordance with GAAP have been established, AND (c) consequences of such non-payment could not reasonably be expected to have or cause a Material Adverse Effect.

     4.12. MANAGEMENT CHANGES. Borrower will notify Administrative Agent in writing within ten (10) Business Days after any change (including, without limitation, any dismissal or material change in title or status) in the executive management group of Borrower, which group, as of the date hereof is identified on Schedule 4.12.

     4.13. COSTS AND EXPENSES. Borrower will pay or reimburse Administrative Agent for all out-of-pocket costs and expenses (including, without limitation, all reasonable attorneys' fees and disbursements) that Administrative Agent may pay or incur in connection with (a) the preparation, negotiation and review of any waivers, consents and amendments in connection herewith and all other documentation related thereto, AND (b) the syndication and funding of the indebtedness hereunder, AND (c) the collection or enforcement of any of the Loan Documents, AND (d) the periodic examination of the books and records of Borrower and its Subsidiaries at any time during the occurrence of a Default, AND (e) Administrative Agent's release of its interests in the Collateral in accordance with the terms hereof and the other Loan Documents. Borrower will pay any and all recordation taxes or other fees due upon the filing of the financing statements or documents of similar effect required to be filed under the Loan Documents, and will provide Administrative Agent with a copy of any receipt or other evidence reflecting such payments if so requested in writing by Administrative Agent. All obligations provided for in this Section shall survive the termination of this Agreement and/or the repayment of indebtedness hereunder.

     4.14. COMPLIANCE WITH LAWS.

          4.14.1. GENERAL. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects (a) with all material laws, rules, regulations and orders (federal, state, local and otherwise) applicable to its business, AND (b) with the provisions and requirements of all Authorizations. Borrower will notify Administrative Agent immediately in detail (upon obtaining, knowledge thereof) of (a) any actual or alleged material failure to comply with or violation of any such laws, rules, regulations or orders, or under the terms of any of such Authorizations, OR (b) the occurrence or existence of any facts or circumstances that with the passage of time, the giving of notice or otherwise could create such a failure to comply or violation or could reasonably be expected to occasion the termination of any of such Authorization.

          4.14.2. ERISA. Borrower will, and will cause each of its Subsidiaries to, comply in all respects with the provisions of ERISA to the extent applicable to any Plan maintained by it or for the benefit of its employees, EXCEPT to the extent that the failure to be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect. Borrower will not and will not permit any of its Subsidiaries to, (a) incur any material accumulated funding deficiency (within the meaning of ERISA and the regulations thereunder), or any material liability to the PBGC established by, ERISA OR (b) permit any reportable event (as defined in ERISA) to occur or the occurrence of any other event which could reasonably be expected to be the basis for PBGC to assert a material liability against it or which could reasonably be expected to result in the imposition of a Lien on its properties or assets. Borrower will notify Administrative Agent in writing promptly after any assertion or threat of any of the following: the occurrence of any reportable event or the occurrence of any other event which indicates that a Plan may not be financially sound or which could reasonably be expected to be the basis for PBGC to assert a material liability against it or impose a Lien on any of its or its Subsidiaries properties or assets.

          4.14.3. ENVIRONMENTAL. Borrower will, and will cause each of its Subsidiaries to, comply in all respects with the Environmental Control Statutes, EXCEPT to the extent that the failure to be in such compliance could not reasonably be expected to have or cause a Material Adverse Effect. Borrower (a) will notify Administrative Agent when the EPA, any state or local agency or any other Person provides oral or written notification to it with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, hazardous or toxic substances or petroleum products in violation of any Environmental Control Statute, AND (b) will notify Administrative Agent in detail immediately upon the receipt by it of an assertion of liability under the Environmental Control Statutes, or any actual or alleged failure to comply with or perform, breach or violation under any such laws or regulations.

     4.15. FURTHER ACTIONS.

          4.15.1. ADDITIONAL PLEDGED SHARES. Borrower will cause the Guarantor to execute, deliver and record amendments or supplements to its Pledge Agreement or other similar agreements to effect a pledge to the Administrative Agent for the benefit of the Lenders of all of the Guarantor's now owned or hereafter acquired capital stock of the Borrower and at any time upon Administrative Agent's request and in form and substance reasonably satisfactory to Administrative Agent, any financing or continuation statements.

          4.15.2. FURTHER ASSURANCES. From time to time, Borrower will execute and deliver (or will cause to be executed and delivered) such supplements and amendments to the

Loan Documents and such further instruments as may be reasonably required to effectuate the intention of the parties to (or to otherwise facilitate the performance of) the Loan Documents.

          4.15.3. ESTOPPEL CERTIFICATE. Upon Administrative Agent's reasonable request, CCC will consent (which consent will not be unreasonably withheld) to execute, acknowledge and deliver (or, as appropriate, to cause the execution, acknowledgement and delivery) to such Person as Administrative Agent may request a statement in writing certifying as follows (to the best of its knowledge, after due inquiry): (a) that the Loan Documents (as amended, if applicable) are unmodified and in full force and effect, AND (b) that the payments under the Loan Documents required to be paid by Borrower have been paid, AND (c) the then unpaid principal balance of Obligations, AND (d) whether or not any Default is then occurring under any of the Loan Documents and, if so, specifying each such Default of which the signer may have knowledge. Unless CCC otherwise consents (which consent will not be unreasonably withheld, delayed or conditioned), Administrative Agent must give CCC at least ten (10) Business Days to complete and deliver any such certificate. Borrower understands and agrees that any such certificate delivered pursuant to this Section may be relied upon by Administrative Agent, each Lender and, if different, by the recipient thereof.

          4.15.4. SUBSIDIARY GUARANTIES. The Borrower shall use its best efforts to cause each of its Subsidiaries, other than Professional Claims Services Inc. and its Subsidiaries, to execute and deliver a guaranty in the form of EXHIBIT
4.15.4 attached hereto pursuant to which such Subsidiary shall guaranty the payment of all of the Obligations ("Subsidiary Guaranty").

     4.16. [INTENTIONALLY BLANK].

          4.17. OTHER INFORMATION. Borrower will provide Administrative Agent with any other documents and information (financial or otherwise) reasonably requested by Administrative Agent or its counsel from time to time.


                          ARTICLE 5: NEGATIVE COVENANTS

          Borrower hereby covenants and agrees, that, so long as any indebtedness remains outstanding hereunder or any Commitment remains in effect, Borrower will comply with the following negative covenants:

     5.1. [INTENTIONALLY BLANK].

     5.2. ADDITIONAL INDEBTEDNESS. Neither Borrower nor any of its Subsidiaries will borrow any monies or create, incur or assume any additional indebtedness, or any other monetary obligations or liabilities (including, without limitation, monetary obligations under non-compete arrangements) EXCEPT AS FOLLOWS (collectively, the "Permitted Indebtedness"):

          a.   The Obligations hereunder; AND

          b. Trade indebtedness and indebtedness in respect of endorsements of negotiable instruments for collection, each in the normal and ordinary course of business for value received; AND

          c. Indebtedness and obligations incurred to purchase fixed or capital assets (other than Customer Equipment), consistent with the restrictions in
Section 5.5 hereof, PROVIDED, HOWEVER, that (1) the aggregate amount of such asset acquisition indebtedness outstanding at any time, together with any other indebtedness outstanding under subsections "d." and "e." below may not exceed $8,000,000 in the aggregate, AND (2) no such transaction otherwise causes a Default hereunder, AND (3) such indebtedness is immediately included in the calculation of Funded Debt, AND (4) such fixed or capital assets being purchased do not constitute customized application software or systems integration software or any asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect; AND

          d. Indebtedness and obligations incurred under Capital Leases, consistent with the restrictions in Section 5.5 hereof, PROVIDED, HOWEVER, that
(1) no such transaction otherwise causes a Default hereunder, AND (2) the aggregate principal amount of such indebtedness outstanding at any time, together with the any indebtedness outstanding under subsection "c." above and subsection "e." below, may not exceed $8,000,000 in the aggregate, AND (3) such indebtedness is immediately included in the calculation of Funded Debt, AND (4) such fixed or capital assets being leased do not constitute customized application software or systems integration software or any asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect; AND

          e. Indebtedness to purchase or lease Customer Equipment, consistent with the restrictions in Section 5.5 hereof, PROVIDED, HOWEVER, that (1) no such transaction otherwise causes a Default hereunder, AND (2) such indebtedness is immediately included in the calculation of Funded Debt, AND (3) the aggregate principal amount of such outstanding indebtedness at any time, together with any indebtedness outstanding under subsections "c." and "d." above does not exceed $8,000,000 in the aggregate; AND

          f. Indebtedness in favor of Borrower or a Subsidiary of Borrower if and to the extent permitted under Section 5.4(B) hereof; AND

          g. Such indebtedness listed on Schedule 5.2 hereto. Unless the Required Lenders through Administrative Agent otherwise expressly consent in writing (or unless otherwise specified on Schedule 5.2 hereto), all indebtedness listed on Schedule 5.2 hereto must be included in the calculation of Funded Debt; AND

          h. Obligations to LaSalle National Bank under a line of credit not to exceed $3,000,000; AND

          i. Non-recourse indebtedness up to $5,000,000 at any time outstanding secured only by real property owned by the Borrower or any of its Subsidiaries; and

          j. Subordinated Indebtedness.

     5.3. GUARANTIES. Borrower will not, and will not permit any Subsidiary to, guarantee, assume or otherwise agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of any other Person, EXCEPT AS FOLLOWS (collectively, the "Permitted Guaranties"): (a) in favor of Lenders (or in favor of Administrative Agent for the benefit of Lenders) on account of the Obligations or any other Permitted Indebtedness, OR
(b) to endorse checks or drafts in the ordinary course of business, OR (c) guarantees or other contingent obligations to secure on behalf of Borrower or any other Subsidiary of Borrower, performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations in the ordinary course of such entity's business, OR (d) to the extent that the Required Lenders through Administrative Agent otherwise consent in writing. NOTWITHSTANDING THE FOREGOING EXCEPTIONS, Borrower may not, and shall not permit any of its Subsidiaries to, become so liable in a manner that otherwise violates any covenant hereunder or that otherwise causes a Default hereunder.

     5.4. LOANS. Borrower will not, and shall not permit any of its Subsidiaries to, make any loans or advances to any other Person, EXCEPT as follows: (a) loans to employees and sales representative that do not at any time in the aggregate outstanding exceed $300,000 among all such loans to all such employees and sales representatives, AND (b) loans to other Restricted Subsidiaries of Borrower that are appropriately reflected on Borrower's financial records AND (c) security deposits and advance payments or prepayments for products, services and expenses, in each instance described in this Clause "c", in the ordinary course of Borrower's business and (d) loans that are otherwise permitted under Section 5.7.

     5.5. LIENS AND ENCUMBRANCES; NEGATIVE PLEDGE. Borrower will not, and shall not permit any of its Subsidiaries to, create, permit or suffer the creation or existence of any Liens on any of its property or assets (real or personal, tangible or intangible), EXCEPT in favor of Administrative Agent (for the benefit of Lenders) as security for the Obligations hereunder, and EXCEPT AS FOLLOWS (collectively, the "Permitted Liens"):

          a. Liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets as permitted under Subsection 5.2.C hereof or Subsection 5.2.D hereof or Subsection 5.2.E, PROVIDED, THAT (1) such Liens secure only the indebtedness and obligations created thereunder (but not any related monetary obligations under non-compete arrangements) and are limited to the assets purchased or leased pursuant thereto, AND (2) such fixed or capital assets do not constitute customized application software or systems integration software or any asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect; AND

          b. Liens for taxes, assessments or other governmental charges (federal, state or local) that are not yet delinquent or that are then being currently contested in good faith by appropriate proceedings diligently prosecuted, adequate reserves therefor in accordance with GAAP have been established and a stay of enforcement of any such Lien is in effect; AND

          c. Pledges or deposits in the ordinary course of business to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; AND

          d. Deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; AND

          e. Deposits to secure surety, appeal or custom bonds required in the ordinary course of business; AND

          f. Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not past due or for sums being currently contested in good faith by appropriate proceedings diligently prosecuted, adequate reserves therefor in accordance with GAAP have been established, AND such Liens could not reasonably be expected to have or cause a Material Adverse Effect; AND

          g. Easements, rights-of-way, restrictions and other similar encumbrances on real property of Borrower or any of its Subsidiaries that, independently and in the aggregate, do not (1) materially interfere with the occupation, use or enjoyment by such entity of the property or assets encumbered thereby in the normal course of business OR (2) materially impair the value of the property subject thereto; AND

          h. Liens listed on Schedule 5.5 hereof; AND

          i. Liens securing indebtedness permitted under Section 5.2.I.

Borrower will not, and will not permit any of its Subsidiaries to, similarly covenant to or in favor of any other Person that it will not create, permit or suffer the creation or existence of any Liens on any of its property or assets.

     5.6. TRANSFER OF ASSETS. Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of all or substantially all of its assets except in the case of a Subsidiary to another Restricted Subsidiary of the Borrower and from any Subsidiary to the Borrower. In addition, Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its assets OTHER THAN as follows: (a) obsolete equipment that is no longer useful in operations, AND (b) transfers of inventory in the normal and ordinary course of business for value received and (c) transfers to unrelated third parties for at least fair market value (as determined by the Board of Directors) so long as the value of all assets sold or otherwise disposed of during any fiscal year does not exceed $5,000,000, and is otherwise in accordance with the terms hereof and (d) the sale or lease of Customer Equipment in the ordinary course of business. NOTWITHSTANDING THE FOREGOING EXCEPTIONS, Borrower may not, and shall not permit any of its Subsidiaries to, dispose of any assets in a manner that otherwise violates any covenant hereunder or that otherwise causes a Default hereunder.

     5.7. ACQUISITIONS AND INVESTMENTS. Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, including any Acquisition (each of the foregoing an "Investment" and collectively, "Investments"), other than the following (collectively, the "Permitted Investments"):

          a. government and agency securities backed by the full faith and credit of the U.S. federal government, AND

          b. commercial paper issued by any Lender or any other commercial paper rated A-1+ or A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investor Services, Inc., AND

          c. certificates of deposit, time deposits, other deposits and bankers' acceptances issued by any Lender or established with any other federally insured commercial bank rated as "well capitalized" by their primary federal regulators, and having unimpaired capital and unimpaired surplus (collectively) of at least $250,000,000, and whose commercial paper (or commercial paper that is supported by such bank's letter of credit or commitment to lend) is rated as A-1+ or A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investor Services, Inc., AND

          d. capital assets for use in the ordinary course of business acquired pursuant to transactions that are otherwise consistent with the terms hereof, AND

          e. Investments in any Person other than Professional Claims Services Inc., PROVIDED:

          (i) no Default or Event of Default then exists or would result therefrom; and

          (ii) such Investment is undertaken in accordance with all applicable requirements of law; and

          (iii) Borrower has obtained the prior, effective written consent or approval of the board of directors or equivalent governing body of the subject Person for such Investment, if such consent or approval is required by law, for any Investment that constitutes an Acquisition; and

          (iv) Borrower has given the Administrative Agent and the Lenders prior written notice of such Investment; and

          (v) Borrower has provided the Lenders with historical financial statements of the subject Person for the three most recent fiscal years for any single Investment in excess of $3,000,000 (including in the case of Acquisitions, assumption of liabilities and obligations to make non-compete or similar payments); and

          (vi) Borrower has provided the Lenders with projected financial statements of the subject Person for the next three years for any single Investment in excess of $10,000,000 (including in the case of Acquisitions, assumptions of liabilities and obligations to make non-compete or similar payments); and

          (vii) Borrower has obtained prior approval from the Required Lenders for (a) any single Investment in excess of $10,000,000, which when combined with all other Investments under this subsection "e" during the preceding 12 months (including in the case of Acquisitions, assumption of liabilities and obligations to make non-compete or similar payments), equals or exceeds $35,000,000 or (b) any single Investment in excess of $20,000,000 (including in the case of Acquisitions, assumption of liabilities and obligations to make non-compete or similar payments; and

          f. Investments in or loans to Professional Claims Services Inc. and its subsidiaries up to $4,000,000 in the aggregate through October 31, 1999 and up to $2,500,000 in the aggregate during each subsequent twelve consecutive month period thereafter, and

          g. Investments in Restricted Subsidiaries.

     5.8. NEW VENTURES; MERGERS. Borrower will not, and will not permit any of its Subsidiaries to (a) enter into any new business activities or ventures not in a similar line to its current business, OR (b) merge or consolidate with or into any other corporation, partnership, limited liability company or other organization, OR (c) create or acquire (or cause or permit the creation or acquisition of) any Subsidiary. NOTWITHSTANDING THE FOREGOING, Borrower or any of its Subsidiaries may create or acquire (or cause or permit the creation or acquisition of) one or more Subsidiaries PROVIDED THAT the creation or acquisition thereof does not otherwise violate any covenant hereunder or otherwise cause a Default hereunder (including, without limitation, under Section 5.7 hereof) and Borrower complies with Section 4.15.4.

     5.9. TRANSACTIONS WITH AFFILIATES. Borrower will not and will not permit any of its Subsidiaries to enter into any transaction or agreement with any Subsidiary, Affiliate or other related enterprise EXCEPT AS FOLLOWS: (a) compensation arrangements in the ordinary course of business with its officers and directors, AND (b) employee loans (if any) to the extent permitted under
Section 5.4 hereof, AND (c) reasonable and customary asset transfers among Borrower and its Subsidiaries (if any) to the extent permitted under Section 5.6 hereof, and (d) reasonable dividends and distributions (if any) to the extent permitted by Section 5.10 hereof, AND (e) reasonable and customary management or service fees and expenses (if any) to the extent permitted under Section 5.12 hereof, AND (f) tax sharing agreements reasonably satisfactory to the Lenders, AND (g) Investments to the extent permitted under Sections 5.4 and 5.7 AND (h) guaranties, if any, to the extent permitted by Section 5.4 hereof.

     5.10. DISTRIBUTIONS OR DIVIDENDS. Borrower will not, and will not permit any of its Subsidiaries to, declare or make (directly or indirectly) any payment or distribution with respect to, or incur any liability for the purchase, acquisition, redemption or retirement of, any of its equity interests (including warrants therefor) or as a dividend, return of capital or other payment or distribution of any kind to any holder of any such equity interest. NOTWITHSTANDING THE

FOREGOING, each wholly-owned Subsidiary of Borrower may declare and make lawful dividends on its common stock that is owned by Borrower or another Subsidiary of Borrower, AND CCC may declare and make lawful dividends on its common stock PROVIDED THAT (a) such dividends do not exceed $40,000,000 during the term of the Line of Credit Facility, AND (b) no Default or Event of Default hereunder is occurring at the time of such dividend and no Default or Event of Default would otherwise be caused thereby (including, without limitation, under Section 4.1 hereof, after accounting for the payment of such dividend), AND (c) the Guarantor uses the proceeds of such dividends to repurchase its stock on the open market AND (d) after giving effect to such dividend or distribution, the Borrower shall have Liquidity of at least $25,000,000 (dividends or distributions satisfying clauses (a) through (d) above, collectively, "Permitted Dividends").

     5.11. [INTENTIONALLY BLANK].

     5.12. PAYMENT OF MANAGEMENT FEES. Borrower will not, and will permit any of its Subsidiaries to, pay any funds or otherwise incur or accrue any liabilities for any management or related services EXCEPT (a) reasonable and customary compensation to bona fide employees of such entity, AND (b) pursuant to a written management or services agreement with Borrower or another wholly-owned Subsidiary of Borrower, AND (c) pursuant to a written management, services, expense-sharing, and/or tax-sharing agreement with CCC Information Services Group Inc. ("Manager") that is in form and substance reasonably acceptable to Administrative Agent ("Management Agreement").

     5.13. [INTENTIONALLY BLANK].

     5.14. [INTENTIONALLY BLANK].

     5.15. MODIFICATIONS TO ORGANIC DOCUMENTS. Borrower will not and will not permit any of its Subsidiaries, without prior written notice to the Administrative Agent and the Lenders, to (a) amend or otherwise modify any of its Organic Documents, OR (b) change its official name, its operating names or the names under which it executes contracts and conducts business.

     5.16. MODIFICATIONS TO MATERIAL RELATIONSHIPS AND AGREEMENTS. Borrower will not, and will not permit any of its Subsidiaries to, amend, modify, cancel, terminate or otherwise alter (a) any Subordinated Indebtedness (if and when any such indebtedness exists), OR (b) any agreement regarding the provision of management services to Borrower or any such Subsidiary by a Person who is not Borrower or any Subsidiary of Borrower (including, without limitation, the Management Agreement, once executed).


                           ARTICLE 6: RIGHT OF SET OFF

     6.1. RIGHT OF SET-OFF. Administrative Agent and each Lender are hereby authorized at any time and from time to time during the occurrence and continuance of an Event of Default hereunder (unless expressly prohibited by applicable law) to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other indebtedness at any time held or owing by Administrative Agent or any Lender (or any of Affiliate of Administrative Agent or any Lender) to or for the credit or the account of Borrower against any and all of the indebtedness and monetary obligations of Borrower now or hereafter existing under the Loan Documents or any other evidence of indebtedness originated, acquired or otherwise held by Administrative Agent or any Lender, irrespective of whether Administrative Agent or such Lender shall have made any demand under the Loan Documents or other indebtedness and although such obligations may be unmatured. Administrative Agent and each Lender agree to notify Borrower within a commercially reasonable time after any such set-off and application made by Administrative Agent or such Lender (as applicable); PROVIDED, HOWEVER, that the failure to give such notice shall not in any way affect the validity of such set-off and application.

     6.2. ADDITIONAL RIGHTS. The rights of Administrative Agent and each Lender under this Article 6 are in addition to the other rights and remedies (including, without limitation, other rights of set-off) that Administrative Agent and Lenders may have by contract, at law, or otherwise.


                         ARTICLE 7: DEFAULT AND REMEDIES

     7.1. EVENTS OF DEFAULT. Each of the following events separately constitutes an independent Event of Default hereunder:

          7.1.1. PAYMENT OBLIGATIONS. If any payment of principal, interest or other sum payable to Administrative Agent or any Lender under any Loan Document (including any Note) is not received by Administrative Agent on the date such payment is due and payable and such amount remains unpaid for three Business Days.

          7.1.2. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or other statement made in any Loan Document, or in any written report, schedule, exhibit, certificate, agreement, or other document given by or on behalf of Borrower or any other Obligor (or otherwise furnished in connection herewith) when made was misleading or incorrect in any material respect.

          7.1.3. CERTAIN COVENANTS. If Borrower defaults in or fails to observe any of the covenants set forth in Section 4.1 hereof.

          7.1.4. OTHER COVENANTS IN LOAN DOCUMENTS. If Borrower or any other Obligor, defaults in the full and timely performance when due of any other covenant or agreement (other than those referenced in Section 7.1.3) contained in any Loan Document (or in any other document or agreement now or hereafter executed or delivered in connection herewith), AND such default remains uncured for a period of ten (10) Business Days after the earlier of the date that Administrative Agent or any Lender notifies Borrower thereof or the date that Borrower otherwise acquires knowledge or should have acquired knowledge thereof.

          7.1.5. DEFAULT UNDER OTHER AGREEMENTS. Borrower or any of its Subsidiaries (A) fails to make any payment in respect of any indebtedness, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $2,000,000 (or its equivalent in any other currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such indebtedness or obligations, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure and a waiver has not been given by the requisite holder (or holders) of such indebtedness with respect to such failure, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable prior to its stated maturity, or such obligation to become payable; provided, however, that there shall not be an Event of Default under this Section 7.1.5 so long as at the time of such occurrence, (i) the holder of any such defaulted indebtedness is not actively pursuing its remedies or (ii) the Borrower or any of its Subsidiaries, as the case may be, is disputing the payment of such indebtedness in good faith.

          7.1.6. DEFAULT UNDER MATERIAL AGREEMENTS WITH OTHER PARTIES. If any event of default (as described or defined therein, which term shall include any notice and cure periods provided therein) occurs or exists under the provisions of any material agreement to which Borrower or any of its Subsidiaries is a party and such default is reasonably likely to have a Material Adverse Effect.

          7.1.7. GUARANTOR INVESTMENTS. If Guarantor shall make any Acquisition at any time that Guarantor's ratio of Funded Debt to shareholders' equity (without taking into account the assets, liabilities and equity of the Borrower) exceeds 1.0 to 1.0 after giving effect to such Acquisition or Guarantor shall make any Acquisition (or a series of Acquisitions) involving an aggregate equity Investment of more than $20,000,000.

          7.1.8. CHANGE OF CONTROL. If (i) CCC Information Services Group Inc. ceases to own and control 100% of each class of equity securities of CCC; or
(ii) any Person or group of Persons within the meaning of Section 13(d)(3) of the 1934 Act and the rules and regulations promulgated thereunder shall, after the Closing Date, acquire beneficial ownership, directly or indirectly, of securities of the Guarantor representing fifty percent (50%) of the combined outstanding voting power of all securities of the Guarantor entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (hereinafter called a "Controlling Person") unless the Administrative Agent shall receive notice from the Borrower and the Guarantor, within ten (10) days of such acquisition, that the Board of Directors of the Guarantor has no objection to such acquisition; or (iii) a majority of the Board of Directors of the Guarantor shall cease for any reason to consist of (A) individuals who on the Closing Date were serving as directors of the Guarantor and (B) individuals who subsequently become members of the Board if such individuals' nomination for election or re-election to the Board of Directors is recommended or approved by a majority of the Board of

Directors of the Guarantor. For purposes of clause (ii) above, a Person or group shall not be a Controlling Person if such Person or group holds voting power in good faith and not for the purpose of circumventing this Section as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (ii).

          7.1.9. GOVERNMENT ACTION.

               a. If custody or control of any substantial part of the property of Borrower is assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency.

               b. If any governmental regulatory authority or judicial body makes any other final nonappealable determination that could reasonably be expected to have or cause a Material Adverse Effect.

          7.1.10. INSOLVENCY. If Guarantor, Borrower or any of its Subsidiaries becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; OR if Guarantor, Borrower or any of its Subsidiaries (a) is adjudicated insolvent or bankrupt in any proceeding, OR (b) admits in writing an inability to pay its, his or her debts, OR (c) comes under the authority of a custodian, receiver or trustee (or one is appointed for substantially all of its, his or her property), OR (d) makes an assignment for the benefit of creditors, OR (e) has commenced against it, him or her any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors that is either not contested or if contested is not dismissed or stayed within ninety (90) calendar-days after the commencement thereof, OR (f) commences or institutes any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors, OR (g) calls a meeting of creditors with a view to arranging a composition or adjustment of debt (other than a meeting solely with Administrative Agent or Lenders), OR (h) by any act or failure to act indicates consent to, approval of or acquiescence in any of the foregoing; provided, however, that an Event of Default under this Section
7.1.10 shall not be deemed to occur if any event described above occurs and involves (i) a Subsidiary of Borrower that has a gross asset value less than $5,000,000 or (ii) a Subsidiary of Borrower that at the time of such event has probable liabilities which do not exceed its gross asset value by more than $5,000,000.

          7.1.11. LOSS OR REVOCATION OF GUARANTY. If Guarantor at any time revokes (or attempts to revoke) the Guaranty or its continuing obligations thereunder, OR if the Guaranty at any time does not constitute a legal, valid, binding and enforceable obligation of Guarantor.

          7.1.12. ADDITIONAL LIABILITIES. If any judgment, writ, warrant, attachment or execution or similar process that calls for payment or presents liability in excess of $1,000,000 is rendered, issued or levied against Borrower, any of its Subsidiaries or any of their respective properties or assets AND such liability is not paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within sixty (60) calendar days after it is rendered, issued or levied.

          7.1.13. MATERIAL ADVERSE CHANGE. If a Material Adverse Change has occurred with respect to the Borrower and its Subsidiaries taken as a whole or the Guarantor from the condition set forth in the financial statements furnished to Lenders for the fiscal year ended immediately prior to the Closing Date, or from the condition of Borrower and its Subsidiaries (taken as a whole) or the Guarantor most recently disclosed to Lenders in any other manner.

     7.2. REMEDIES.

          7.2.1. GENERAL; ACCELERATION. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of Required Lenders, and by notice to Borrower (except if an Event of Default described in Section 7.1.10 hereof has occurred, in which case acceleration shall occur automatically with respect to the entire indebtedness and without notice), Lenders may accelerate the Line of Credit Maturity Date and may declare all or any portion of the indebtedness of Borrower to Lenders (hereunder or otherwise, but including the unpaid balance of principal, interest and fees hereunder) to be immediately due and payable. Upon any such declaration, Lenders and Administrative Agent (for the benefit of Lenders) will have the immediate right to enforce and realize upon any collateral security granted in connection herewith in any manner or order that the Required Lenders or Administrative Agent (at the direction of Required Lenders) deem expedient without regard to any equitable principles of marshalling or otherwise.

          7.2.2. OTHER. In addition to any rights granted hereunder or in any other Loan Document, each Lender and Administrative Agent will have all other rights and remedies granted by any applicable law (including the rights of a secured party under the Uniform Commercial Code), and all rights and remedies will be cumulative in nature.


                       ARTICLE 8: THE ADMINISTRATIVE AGENT

     8.1. APPOINTMENT, AUTHORIZATION AND GRANT OF AUTHORITY. Each Lender hereby irrevocably designates and appoints LaSalle National Bank as the Administrative Agent of such Lender to act as specified in this Agreement and the other Loan Documents, AND each such Lender hereby irrevocably authorizes LaSalle National Bank (in its capacity as Administrative Agent) to take actions on behalf of such Lender, to exercise such powers and to perform such other duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, TOGETHER WITH all such other powers and authority as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent (on behalf of each Lender) is authorized (a) to execute each Loan Document (other than this Agreement, but including, without limitation, all financing statements, continuation statements and other collateral agreements and documents) for and on behalf of each Lender, AND (b) to accept each Loan Document and all other agreements, documents, instruments, certificates and opinions reasonably required to implement the intent of the parties to this Agreement, AND (c) to file and record all financing statements, continuation statements and other collateral agreements and documents, AND (d) to receive and deliver communications and notifications to Lenders and to Borrower, AND (e) to receive and distribute payments and Advances between Lenders and Borrower. The duties and responsibilities of the Administrative Agent shall be ministerial and administrative in nature. NOTWITHSTANDING any provision to the contrary in any Loan Document, the Administrative Agent (a) shall not have any duties or responsibilities OTHER THAN those expressly set forth in the Loan Documents (which duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article), AND (b) shall not have any fiduciary relationship with any Lender; AND no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

     8.2. ACCEPTANCE OF APPOINTMENT. LaSalle National Bank hereby accepts such appointment and agrees to act as such Administrative Agent upon the express terms and conditions (but subject to the limitations and qualifications) set forth in this Article.

     8.3. ADMINISTRATIVE AGENT'S RELATIONSHIP WITH BORROWER. The provisions of this Article are solely for the benefit of the Administrative Agent and Lenders, AND Borrower shall not have any rights as a third party beneficiary (or otherwise) under this Article. In performing its functions and duties under the Loan Documents, the Administrative Agent shall act solely as an agent of the Lenders, AND the Administrative Agent does not assume (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for Borrower.

     8.4. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges and agrees (a) that the Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) have not made any representations or warranties to such Lender AND (b) that no act by the Administrative Agent hereinafter taken (including, without limitation, any review of the affairs of Borrower or other Obligor) shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it (independently and without any reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed necessary or appropriate) has made its own appraisal, investigation and credit analysis of the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of Borrower and other Obligor and has made its own decision to make its Advances hereunder and to enter into this Agreement. Each Lender also covenants and represents that it (independently and without any reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem necessary or appropriate) will continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and will continue to make such investigations as it deems necessary or appropriate to inform itself as to the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of Borrower and other Obligor. Except as otherwise expressly provided in the Loan Documents, the Administrative Agent shall not have any duty or responsibility (a) to keep any Lender informed as to the performance or observance by Borrower or other Obligor of its obligations under the Loan Documents, OR (b) to inspect the books or properties of Borrower or other Obligor, OR (c) to provide any Lender with any credit or other information concerning the business, operations, assets, properties, financial and other condition, prospects or creditworthiness of Borrower which may come into the possession of the

Administrative Agent (or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates). The Administrative Agent will make reasonable efforts to furnish to the Lenders material information concerning Borrower of which the Administrative Agent has actual knowledge; HOWEVER, in the absence of gross negligence, willful misconduct or fraud, the Administrative Agent shall not be liable to any Lender for any failure to relay or furnish to such Lender any such information.

     8.5. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely and act (and shall be fully protected in relying and acting) upon any note, writing, resolution, instrument, report, notice, consent, certificate, affidavit, letter, request, telecopy or other electronic facsimile transmission, telex, telegram, cable, teletype, electronic transmission by modem, computer disk or any other message, statement, order or other writing, conversation or communication believed by Administrative Agent in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. The Administrative Agent shall not be bound to ascertain or inquire as to the satisfaction, performance or observance of any of the terms, provisions, covenants or conditions of or the accuracy of any statements or representations in any Loan Document on the part of Borrower. The Administrative Agent may deem and treat the stated payee of any Note as the holder thereof for all purposes under the Loan Documents UNLESS AND UNTIL Administrative Agent has received and accepted an assignment and assumption agreement relating thereto in form and substance acceptable to the Administrative Agent.

     8.6. DELEGATION OF DUTIES; ADDITIONAL RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent may consult with, employ and perform any of its duties under the Loan Document by or through agents, attorneys-in-fact, legal counsel, independent public accountants and other experts. The Administrative Agent shall not be responsible for the negligence or misconduct of any such Persons selected by Administrative Agent with reasonable care, AND the Administrative Agent shall be fully protected in any action or inaction taken by it in good faith in reliance upon or in accordance with the advice or statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by Administrative Agent.

     8.7. ACTING ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall be entitled to act or refrain from acting (and shall be fully protected in acting or refraining from acting) under the Loan Documents in accordance with a written request of or written instructions from the Required Lenders. The Administrative Agent shall also be entitled to refrain from acting (and shall be fully protected in refraining from acting) under the Loan Documents UNLESS Administrative Agent first (a) receives such advice or concurrence of the Required Lenders as Administrative Agent deems appropriate OR (b) is indemnified to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. Except as otherwise expressly stated in the Loan Documents, all determinations by, requests by and other references to "Lenders" means the Required Lenders, AND any requests or instructions by the Required Lenders (and any action or inaction by Administrative Agent pursuant thereto) shall be binding upon all the Lenders.

     8.8. ACTIONS UPON OCCURRENCE OF DEFAULT OR EVENT OF DEFAULT. Each Lender will use its best efforts to notify the Administrative Agent immediately in writing upon becoming aware of the occurrence of any Default or Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." If the Administrative Agent receives any such notice of default, THEN the Administrative Agent shall use its best efforts to give notice thereof to each Lender as soon as reasonably practical. Upon the occurrence of any Default or Event of Default, the Lenders shall promptly consult with one another in an attempt to agree upon a mutually acceptable course of conduct. In the absence of unanimous agreement among the Lenders as to the appropriate course of conduct, the Administrative Agent shall exercise rights and take such other action on behalf of all Lenders with respect to such Default or Event of Default as directed by the Required Lenders. Unless and until the Administrative Agent shall have received such directions from the Lenders (or, as applicable, the Required Lenders), the Administrative Agent may (but shall not be obligated to) take such action (or refrain from taking such action) with respect to such Default or Event of Default as Administrative Agent shall deem advisable in the best interests of the Lenders.

     8.9. ADMINISTRATIVE AGENT'S RIGHTS AS LENDER IN INDIVIDUAL CAPACITY. The Administrative Agent (and its Affiliates) may make loans to, may accept deposits from, may issue letters of credit on behalf of, and may otherwise generally engage (and continue to engage) in any kind of business with Borrower or other Obligor as though the Administrative Agent were not the Administrative Agent under the Loan Documents. With respect to any Advances made by Administrative Agent as a Lender hereunder and all obligations owing to it as a Lender under the Loan Documents, the Administrative Agent shall have the same rights, powers, duties and obligations under the Loan Documents as any other Lender and may exercise such rights, powers, duties and obligations as though it were not the Administrative Agent hereunder. To the extent that the Administrative Agent is a Lender hereunder, the terms "Lender," "Lenders" and "Required Lenders" shall include the Administrative Agent in its individual capacity.

     8.10. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent will promptly notify each Lender of its receipt of any Advance Request and of the amount of such Lender's Pro Rata share of the requested Advance. Each Lender will make the amount of its Pro Rata share of each Advance available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 11:00 a.m. (Central Time) on the Settlement Date requested by the Borrower in funds immediately available to the Administrative Agent. The proceeds of all such Advances will then be made available to the Borrower by the Administrative Agent in accordance with this Agreement. The failure of any Lender to make any Advance on any Settlement Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Settlement Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Settlement Date. Unless the Administrative Agent has been notified in writing by a Lender prior to the Settlement Date for any Advance that such Lender will not make the amount constituting its Pro Rata share of such Advance available to the Administrative Agent on or prior to such applicable Settlement Date, THEN the Administrative Agent may (but shall not be required to) assume that such Lender will make such amount available to the Administrative Agent in immediately available funds on or before such Settlement Date, AND in reliance upon such assumption, the Administrative Agent may make available to Borrower a corresponding amount on behalf of such Lender. If the amount of such Pro Rata share is not made available to the Administrative Agent in immediately available funds by a Lender until after the applicable Settlement Date, THEN such Lender shall pay to the Administrative Agent on demand and in immediately available funds an amount equal to the result of the following equation (which shall be in addition to the amount of such Lender's Pro Rata share of such Advance): the PRODUCT OF (a) the average (computed for the period determined under clause (c) below) of the weighted average Federal Funds Rate as determined by the Administrative Agent during each day included in such period, MULTIPLIED BY (b) the amount of such Lender's Pro Rata share of such Advance, MULTIPLIED BY (c) a fraction (i) the numerator of which is the number of days that elapsed from and including such Settlement Date to and including the date on which such Lender's Pro Rata share of such Advance is actually received by the Administrative Agent in immediately available funds AND (ii) the denominator of which is 360. A statement from the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive (absent manifest error) as to the amount owed to the Administrative Agent by such Lender. If such Lender's Pro Rata share is not actually received by the Administrative Agent in immediately available funds within three (3) Business Days after the applicable Settlement Date for such Advance, THEN the Administrative Agent shall be entitled to recover from such Lender, on demand, the amount of such Pro Rata share with interest thereon for the entire such period since the Settlement Date at the highest interest rate per annum (including the applicable Rate Margin) then applicable under the Line of Credit Facility.

     8.11. PAYMENTS TO LENDERS. Promptly after receipt in immediately available funds from Borrower of any payment of principal, interest or any fees or other amounts due to any Lender under the Loan Documents, the Administrative Agent shall distribute to each Lender that Lender's Pro Rata share of such funds so received. Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     8.12. PRO-RATA SHARING OF SETOFF PROCEEDS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Advances made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata share, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Any Lender having outstanding both Advances and other indebtedness owing from the Borrower at any time a right of set-off is exercised by such Lender, such Lender shall apply the proceeds of such set-off first to such Advances until its Advances are reduced to zero, and thereafter to its other indebtedness.

     8.13. LIMITATION ON LIABILITY OF ADMINISTRATIVE AGENT. The Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) shall not be liable to any Lender for any action taken or inaction by Administrative Agent or such Person under or in connection with any Loan Document, EXCEPT to the extent of foreseeable actual losses resulting directly and exclusively from Administrative Agent's own gross negligence, willful misconduct or fraud. Without limiting the generality of the foregoing, the Administrative Agent (and its directors, officers, employees, agents, attorneys-in-fact and Affiliates) shall not be liable, responsible or have any duty with respect to any of the following: (a) the genuineness, execution, authorization, validity, effectiveness, enforceability, collectibility, value or sufficiency of any Loan Document, OR (b) the collectibility of any amount owed by any Obligor to any Lender, OR (c) the accuracy, completeness or truthfulness of any recital, statement, representation or warranty made to the Administrative Agent or to any Lender in connection with any Loan Document or other certificate, affidavit, report, opinion, financial statement, document or instrument executed or furnished pursuant to or in connection with any Loan Document, OR (d) any failure of any Person to receive any notice or communication due such Person under any Loan Document or applicable law, OR (e) the assets, liabilities, financial condition, results of operations, business, prospects or creditworthiness of Borrower or other Obligor, OR (f) ascertaining or inquiring into the satisfaction, observance or performance of any condition, covenant or agreement in any Loan Document (including, without limitation, the use of proceeds by Borrower), OR (g) the inspection of any books, records or properties of any Obligor, OR (h) the existence or possible existence of any Default or Event of Default.

     8.14. INDEMNIFICATION. To the extent that Borrower does not actually reimburse, indemnify or hold harmless Administrative Agent (in accordance with Section 10.16 hereof), THEN each Lender hereby agrees on a Pro Rata basis to indemnify and hold harmless the Administrative Agent (acting in its capacity as Administrative Agent) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that at any time (including, without limitation, at any time following the payment of the Obligations of Borrower hereunder) may be imposed upon, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of any Loan Document, or the transactions contemplated hereby or any action or inaction taken by the Administrative Agent under or in connection with any of the foregoing;

PROVIDED that no Lender shall be liable to the Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and exclusively from the gross negligence, willful misconduct or fraud of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose (in the opinion of the Administrative Agent) shall be insufficient or become impaired, THEN the Administrative Agent may require additional indemnity and cease (or not commence) to do the acts indemnified against until such additional indemnity is furnished to the satisfaction of the Administrative Agent. The agreement in this Section shall survive the payment of all Advances, fees and other Obligations of Borrower arising hereunder.

     8.15. RESIGNATION; SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent at any time may resign as the Administrative Agent under the Loan Documents by giving the Lenders and Borrower written notice thereof at least 20 calendar days prior to the effective date of such resignation. During such notice period, the Required Lenders shall appoint (from among the Lenders) a successor Administrative Agent for the Lenders, SUBJECT TO the prior approval by Borrower and the consent of each Lender (such approval or consent, as the case may be, not to be unreasonably withheld, delayed or conditioned). Upon acceptance of such appointment by such successor agent, (a) such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, AND (b) the term "Administrative Agent" shall include such successor agent effective upon its appointment, AND (c) the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, all without any other or further act or deed on the part of such former Administrative Agent or any of the parties to the Loan Documents. NOTWITHSTANDING THE FOREGOING, after the effectiveness of the resigning Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.


                             ARTICLE 9: DEFINITIONS

     9.1. DEFINITIONS. When used in this Agreement, the following terms shall have the respective meanings set forth below:

          9.1.1. "ACCOUNT" means, at any relevant time, the designated or principal deposit account of Borrower at Administrative Agent for purposes of effecting transactions hereunder.

          9.1.2. "ACQUISITION" means, with respect to any Person, any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of another Person, or of any business or division of another Person,
(b) the acquisition of the capital stock, partnership interests, membership interests or equity of any other Person (whether or not a controlling interest), or causing any other Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower is the surviving entity.

          9.1.3. "ADJUSTED LIBO RATE" means the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) determined pursuant to the following formula:

          Adjusted LIBO Rate =               LIBO Rate
                                        ----------------------
                                        1 - Reserve Percentage


For purposes of this calculation, "LIBO RATE" means with respect to any Advance for any Interest Period a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits). For purposes of this calculation, "RESERVE PERCENTAGE" means that percentage (expressed as a decimal) prescribed by the FRB (or any other governmental or administrative agency to which any Lender is subject) for determining the reserve requirements (including, without limitation, any basic, supplemental, marginal or emergency reserves) for (a) such Lender's negotiable, non-personal time deposits in Dollars with maturities of comparable duration, OR
(b) deposits of Dollars in a non-U.S. or an international banking office of such Lender used to fund loans.

          9.1.4. "ADJUSTED LIBO RATE ADVANCES" means Advances bearing interest with reference to the Adjusted LIBO Rate as a Rate Index.

          9.1.5. "ADMINISTRATIVE AGENT" means LaSalle National Bank or any successor, assignee or other transferee of Administrative Agent.

          9.1.6. "ADVANCE" means any advance of funds under the Line of Credit Facility.

          9.1.7. "ADVANCE REQUEST" has the meaning set forth in Section 1.4.1 hereof.

          9.1.8 "AFFECTED LENDER" has the meaning specified in Section 1.8.

          9.1.9. "AFFILIATE" of any Person means (a) any Person directly or indirectly owning, controlling or holding 5% or more of the outstanding beneficial interest in such Person, OR (b) any Person as to which such other Person directly or indirectly owns, controls or holds 5% or more of the outstanding beneficial interest, OR (c) any Person directly or indirectly under common control with such other Person, OR (d) any executive officer, director, partner or member of such Person.

          9.1.10. [INTENTIONALLY BLANK].

          9.1.11. "AGENT-RELATED PERSONS" means LaSalle National Bank and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          9.1.12. "AGREEMENT" means this Credit Facility Agreement and all the exhibits and schedules hereto, all as may be amended and otherwise modified from time to time hereafter.

          9.1.13. "AUTHORIZED OFFICER" means any officer, employee or representative of such organization who is expressly designated as such or is otherwise authorized to borrow funds hereunder or, as appropriate, to sign loan documents and/or deliver certificates on behalf of such organization pursuant to the provisions of such organization's most recent resolution on file with Administrative Agent.

          9.1.14. "AUTHORIZATION" means any License or other governmental permit, certificate and/or approval issued by an Official Body that is necessary or required with the conduct of Borrower's or any of its Subsidiaries business or operations.

          9.1.15. "AVAILABLE CREDIT PORTION" means at any time of determination, that portion of the Line of Credit Commitment that is available at such time under the Line of Credit Facility, as such amount is determined in accordance with Section 1.3 hereof.

          9.1.16. "BORROWER" means CCC Information Services Inc., a Delaware corporation, having its principal and chief executive office at the address specified in Section 10.7 hereof, or any successor, or authorized assignee thereof.

          9.1.17. "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banks under the laws of the State of Illinois (or, with respect to certain LIBO Rate matters, banks in London, England) are authorized or required to be closed.

          9.1.18. "CAPITAL EXPENDITURES" means expenditures (a) for any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one (1) year and an individual cost in excess of $1,000 per item, including direct or indirect acquisition of such assets, OR (b) for any Capital Leases. NOTWITHSTANDING THE FOREGOING, the term Capital Expenditures does not include (1) purchases of Customer Equipment, OR (2) Permitted Investments (as defined in Section 5.7 hereof) other than as described in Section 5.7(D) hereof, OR (3) permitted transactions under Section 5.8 hereof.

          9.1.19. "CAPITAL LEASES" means capital leases and subleases as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13 dated November 1976 (as amended and updated from time to time).

          9.1.20. "CENTRAL TIME" means central standard or daylight savings time as in effect in Chicago, Illinois.

          9.1.21. "CLOSING DATE" means the date on which all conditions precedent to the effectiveness of this Agreement under Section 2.1 hereof have been satisfied or waived by Required Lenders.

          9.1.22. "CODE" means the Internal Revenue Code of 1986, as amended.

          9.1.23. "COLLATERAL" means the collateral security for the repayment of the Obligations committed to Lenders or Administrative Agent (for the benefit of Lenders) under the Collateral Security Documents executed by Borrower or any other Obligor in favor of Lenders or Administrative Agent for the benefit of Lenders pursuant to this Agreement from time to time and/or pursuant to all similar or related documents and agreements from time to time, all as amended from time to time.

          9.1.24. "COLLATERAL SECURITY DOCUMENTS" means, individually and collectively, (a) the Pledge Agreement and the financing statements filed pursuant thereto, AND (b) any additional documents assuring performance of obligations, subordinating indebtedness, or granting security or Collateral to Lenders or Administrative Agent (for the benefit of Lenders), all as amended from time to time.

          9.1.25. "COMMITMENT" means, as to any Lender, at any time of determination, the amount specified as such Lender's "Commitment" on such Lender's signature page hereto as such amount may be reduced from time to time in accordance with Section 1.1.6.2 or as increased or reduced pursuant to an assignment in accordance with Section 10.2.

          9.1.26. "COMMITMENT PERCENTAGE" means, at any time of determination, with respect to each Lender, that portion of the Line of Credit Commitment as to which such Lender is obligated in an amount equal to a fraction, expressed as a percentage, where the numerator is equal to the amount of such Lender's Commitment at such time and the denominator is equal to the aggregate amount of all Lenders' Commitments at such time.

          9.1.27. "CUSTOMER EQUIPMENT" means computers and related peripheral equipment that either are purchased or leased by Borrower or any of its Subsidiaries for use by its customers or are leased directly to such entity's customers.

          9.1.28. "DEFAULT" means any event or circumstance that with the giving of notice or the passage of time would constitute an Event of Default.

          9.1.29. "DOLLAR" or "$" means U.S. dollars.

          9.1.30. "EBITDA" means, at the time of any determination, the sum of the following items for Borrower and its Subsidiaries on a consolidated basis during the four consecutive fiscal quarter period most recently ended:

               a. Net income from continuing operations during such period -- I.E., excluding extraordinary items and the cumulative effect of accounting changes -- determined in accordance with GAAP, AND

               b. PLUS Interest Expense during such period, BUT SUBTRACT interest income accrued during such period, AND

               c. PLUS all charges in accordance with GAAP for federal and state income taxes during such period, AND

               d. PLUS depreciation permitted under GAAP during such period, AND

               e. PLUS amortization expense permitted under GAAP during such period.

For purposes of this calculation, Interest Expense shall include interest accrued under Capital Leases, determined in accordance with GAAP.
Notwithstanding any of the foregoing, the calculation of EBITDA shall not include the operations of InsurQuote Systems, Inc. unless and until it becomes a Subsidiary.

          9.1.31 "ELIGIBLE ASSIGNEE" means either (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States provided that such bank delivers to the Administrative Agent at the time of an assignment to it of an interest hereunder, evidence that amounts payable to such bank hereunder are exempt from United States withholding tax; or (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a subsidiary of a Lender, (ii) a subsidiary of a Person of which a Lender is a subsidiary, or (iii) a Person of which a Lender is a subsidiary.

          9.1.32. "ENVIRONMENTAL CONTROL STATUTES" has the meaning set forth in
Section 3.16.

          9.1.33. "EPA" means the United States Environmental Protection Agency or any other entity that succeeds to its responsibilities and powers.

          9.1.34. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and as implemented and interpreted.

          9.1.35. "ERISA AFFILIATE" means any company, whether or not incorporated, which is considered a single employer with Borrower or any of its Subsidiaries under Titles I, II and IV of ERISA.

          9.1.36. "EVENT OF DEFAULT" means each of the events described in
Section 7.1.

          9.1.37. "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          9.1.38. "FIXED CHARGES" means, at the time of any determination, the sum of the following items for Borrower and its Subsidiaries on a consolidated basis during the four consecutive fiscal quarter period most recently ended:

               a. The amount of payments of principal required under this Agreement during such period, AND

               b. The amount of principal required to be paid and mandatory commitment reductions on other Funded Debt (I.E., Funded Debt other than under this Agreement) during such period, AND

               c.   Interest Expense during such period, AND

               d.   The amount of Capital Expenditures during such period.

For purposes of this calculation, Interest Expense includes interest accrued under Capital Leases, and principal includes principal obligations under Capital Leases. For purposes of this calculation, Capital Expenditures will exclude Customer Equipment.

          9.1.39. "FRB" means the Board of Governors of the Federal Reserve System or any other entity or agency that succeeds to its responsibilities and powers.

          9.1.40. "FUNDED DEBT" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to surety instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses and other indebtedness required to be included in "Funded Debt" under Section 5.2 hereof; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owed by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;
(h) the present value of the unpaid amount of all non-compete payments due in connection with any Acquisition by using a discount rate equal to the Prime Rate at the time of determination; (i) all Hedging Obligations; and (j) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses

(a) through (i) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member and all Indebtedness of any Subsidiary.

NOTWITHSTANDING THE FOREGOING, the term "Funded Debt" includes all Subordinated Indebtedness but shall not include Funded Debt of InsurQuote Systems, Inc. unless and until it becomes a Subsidiary of the Borrower.

          9.1.41. "GAAP" means generally accepted accounting principles applied on a consistent basis set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as Administrative Agent may reasonably approve, which are applicable in the circumstances as of the date in question, and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

          9.1.42. "GUARANTOR" means CCC Information Services Group Inc., and its successors and assigns.

          9.1.43. "HAZARDOUS MATERIALS" includes (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 ET. SEQ.), as amended from time to time, and regulations promulgated thereunder; OR (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 ET SEQ.), as amended from time to time, and regulations promulgated hereunder; OR (c) any other substance the use or presence of which on, in, under or above any real property ever owned, controlled or used by Borrower (or any of its Subsidiaries) is similarly regulated or prohibited by any federal, state or local law, rule, ordinance, regulation or decree of any court or governmental authority as a hazardous material.

          9.1.44. "HEDGING AGREEMENT" means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

          9.1.45. "HEDGING OBLIGATION" means, at any time of determination, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include any Lender).

          9.1.46. "HONOR DATE" has the meaning specified in subsection 1.2.3.c.

          9.1.47. "INTEREST EXPENSE" means, at the time of any determination, the amount of interest and other finance charges of Borrower and its Subsidiaries required to be charged as an expense under GAAP during the relevant four consecutive fiscal quarter period. For purposes of this calculation, interest (a) includes interest accrued under Capital Leases, BUT (b) excludes the amortization of the fees under Section 1.7.1 hereof, AND any other such charges with respect to any Funded Debt that are associated with capitalized debt, AND bank service charges.

          9.1.48. "INTEREST PERIOD" means (a) with respect to the Prime Rate, a period of one (1) Business Day, AND (b) with respect to the Adjusted LIBO Rate, a period (at the election of Borrower) of 1, 2, 3 or 6 calendar months duration; PROVIDED, HOWEVER, that with respect to the Adjusted LIBO Rate, (1) if any Interest Period would otherwise end on a day that is not a Business Day or Business Day in London, such Interest Period will be extended to the next succeeding Business Day or Business Day in London, subject to clauses (2) and
(3) below; AND (2) any Interest Period that would otherwise end on a day that is not a Business Day and a Business Day in London will be extended to the next succeeding day that is a Business Day and a Business Day in London unless such Business Day falls in another calendar month, in which case such Interest Period will end on the next preceding Business Day in London; AND (3) with respect to an Interest Period that begins on the last Business Day in London of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), subject to clause "(2)" above, the Interest Period will end on the last Business Day in London of a calendar month. With respect to the Adjusted LIBO Rate and the Prime Rate, interest will accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires.

          9.1.49 "INVESTMENTS" shall have the meaning set forth in Section 5.7 hereof.

          9.1.50. "ISSUANCE DATE" has the meaning specified in subsection
1.2.1.a.

          9.1.51. "ISSUE" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

          9.1.52. "ISSUING BANK" means LaSalle National Bank in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer approved by the Borrower and Required Lenders.

          9.1.53. "L/C ADVANCE" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata share.

          9.1.54. "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          9.1.55. "L/C APPLICATION" means an application form for issuances of letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

          9.1.56. "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date of such drawing.

          9.1.57. "L/C COMMITMENT" means the commitment of the Issuing Bank to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Section 1.2, in an aggregate amount not to exceed on any date the amount of $20,000,000, as the same shall be reduced as a result of a reduction in the Line of Credit Commitment pursuant to Section 1.1.6.2.

          9.1.58. "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

          9.1.59. "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

          9.1.60. "LENDER" means, individually and collectively, the following:

               a. LaSalle National Bank or any successor, assignee, participant or other transferee of such Lender hereunder, AND

               b. Any other entity subsequently added hereto as a Lender hereunder, or any successor, assignee, participant or other transferee thereof.

          9.1.61. "LETTERS OF CREDIT" means any letters of credit Issued by the Issuing Bank pursuant to Section 1.2.

          9.1.62. "LEVERAGE RATIO" means, at any time such ratio is being computed, the ratio of "Funded Debt" TO "OCF (I.E., Operating Cash Flow)" (for the immediately preceding four fiscal quarters).

          9.1.63. "LIBO RATE" has the meaning set forth in the definition of "Adjusted LIBO Rate."

          9.1.64. "LICENSE" means any authorization, construction or other permit, consent, franchise, ordinance, registration, certificate, license, call sign, frequency designation, agreement or other right filed with, granted by, issued by or entered into with any Official Body.

          9.1.65. "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), reversionary or reclamation interest, charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          9.1.66. "LINE OF CREDIT COMMITMENT" means, at any time of determination, the aggregate amount of all Commitments of all Lenders at such time up to a maximum amount of $100,000,000 as reduced from time to time pursuant to Section 1.1.6.2.

          9.1.67. "LINE OF CREDIT FACILITY" means the line of credit facility as described in Article 1 hereof.

          9.1.68. "LINE OF CREDIT MATURITY DATE" has the meaning set forth in
Section 1.1.2 hereof, as may be extended from time to time in Lenders' sole and absolute discretion.

          9.1.69. "LINE OF CREDIT NOTE" means that certain Note (or Notes) payable to the order of each Lender in the amount of its Commitment prepared in accordance with Section 1.1.4 hereof, as may be amended, modified, restated, replaced, supplemented, extended or renewed from time to time hereafter.

          9.1.70 "LIQUIDITY" shall mean, at any time of determination, the amount of Borrower's cash and cash equivalents at such time PLUS the amount of the Available Credit Portion at such time.

          9.1.71. "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Parent Guaranty, the Pledge Agreement, any Subsidiary Guaranty, the Subordination Agreement, all L/C-Related Documents and any other documents, agreements and certificates entered into or delivered in connection herewith or therewith or pursuant hereto or thereto, all as may be amended, restated, modified and supplemented from time to time.

          9.1.72. "LOCAL AUTHORITIES" means, individually and collectively, the state and local governmental authorities that govern the activities of Borrower.

          9.1.73. "MARGIN REGULATIONS" means, collectively, Regulation T at 12 CFR 220, Regulation U at 12 CFR 221 and Regulation X at 12 CFR 224, promulgated by the FRB, as amended from time to time.

          9.1.74. "MARGIN STOCK" has the meaning set forth in the Margin Regulations.

          9.1.75. "MATERIAL ADVERSE CHANGE" means any change that has or causes a Material Adverse Effect.

          9.1.76. "MATERIAL ADVERSE EFFECT" means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change to, or, as the case may be, a materially adverse effect on:

               a. The business, assets, revenues, financial condition, operations of Guarantor and the Borrower and its Subsidiaries, taken as a whole; or

               b. The ability of Borrower to perform any of its payment obligations under the Loan Documents when due or the ability of Borrower to perform any other material obligations under any Loan Document; or

               c. Any right, remedy or benefit of Administrative Agent or any Lender under any Loan Document in any way relating to (i) Administrative Agent's or any Lender's ability to collect or entitlement to receive (or be reimbursed for) payments of principal, interest, fees, costs or expenses under the Loan Documents or (ii) Administrative Agent's or any Lender's protection of, realization upon or other rights or interest in any Collateral.

          9.1.77. "NOTES" means, individually and collectively, each promissory note delivered to Administrative Agent or any Lender pursuant to any Loan Document and evidencing any indebtedness to Administrative Agent or any Lender under the Loan Documents (each as may be amended, modified, supplemented, restated, extended, renewed or replaced from time to time).

          9.1.78. "OBLIGATIONS" means all of the indebtedness and obligations (monetary or otherwise) of Borrower and any other Obligor owing to the Administrative Agent, the Lenders or the Issuing Bank or otherwise arising under or in connection with any Loan Document as well as all indebtedness and obligations (monetary or otherwise) of any Affiliate of Borrower or other Obligor arising under or in connection with any agreement between any such Affiliate and Administrative Agent or any Lender (or any Affiliate of Administrative Agent or any Lender).

          9.1.79. "OBLIGOR" means Borrower, Guarantor and any other Person (other than Administrative Agent and Lenders) obligated under any Loan Document.

          9.1.80. "OCF" (or "Operating Cash Flow") means, at the time of any determination, the sum of the following items for Borrower and its Subsidiaries on a consolidated basis during the relevant four consecutive fiscal quarter period:

               a.   EBITDA during such period, AND

               b. other non-cash expenses recognized during such period to the extent not accounted for in (a) above, MINUS however the total amount of other non-cash revenue recognized during such period.

For purposes of this calculation, interest shall include interest accrued under Capital Leases, determined in accordance with GAAP. For purposes of this calculation, OCF shall also include the OCF of joint ventures that are consolidated with Borrower or its Subsidiaries for financial reporting purposes in accordance with GAAP; provided, however, that the operations of InsurQuote Systems, Inc. shall not be included in determining OCF unless and until it becomes a

Subsidiary of Borrower.

          9.1.81. "OFFICIAL BODY" means any federal, state, local, or other government or political subdivision (and any agency, authority, bureau, central bank, commission, department or instrumentality of either) and any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          9.1.82. "ORGANIC DOCUMENT" means, relative to any entity, its certificate and articles of incorporation or organization, its by-laws or operating agreements, and all equityholder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity (whether existing as a corporation, a partnership, an LLC or otherwise).

          9.1.83. "PARENT GUARANTY" means that certain Guaranty required to be delivered under Section 2.1.2.4 hereof.

          9.1.84. "PBGC" means the Pension Benefits Guaranty Corporation or any other entity that succeeds to its responsibilities and powers under ERISA.

          9.1.85. "PERIODIC FACILITY FEE" means the fee due and payable to Administrative Agent (for the benefit of Lenders) in accordance with Section
1.7.2 hereof.

          9.1.86. "PERMITTED DIVIDENDS" has the meaning set forth in Section
5.10 hereof.

          9.1.87. "PERMITTED INDEBTEDNESS" has the meaning set forth in Section
5.2 hereof.

          9.1.88. "PERMITTED INVESTMENTS" has the meaning set forth in Section
5.7 hereof.

          9.1.89. "PERMITTED LIENS" has the meaning set forth in Section 5.5 hereof.

          9.1.90. "PERMITTED ADVANCES" has the meaning set forth in Section 5.4 hereof.

          9.1.91. "PERMITTED TRANSFERS" has the meaning set forth in Section 5.6 hereof.

          9.1.92. "PERSON" means any natural person, corporation, LLC, joint venture, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          9.1.93. "PLAN" means any pension benefit or welfare benefit plan as defined in Sections 3(1), (2) or (3) of ERISA covering employees of Borrower or any ERISA Affiliate of Borrower.

          9.1.94. "PLEDGE AGREEMENT" means, the pledge agreement relating to a pledge of the Borrower's stock (all as may be amended, modified and supplemented from time to time) to be executed by the Guarantor in form and substance satisfactory to the Administrative Agent.

          9.1.95. "PORTION" means a designated portion of the indebtedness hereunder as to which a specified Rate Index (and a corresponding Rate Margin) has been selected or deemed to be applicable.

          9.1.96. "PRIME RATE" means, for any day, the higher of (a) 0.5% per annum above the latest Federal Funds Rate, and (b) the rate of interest per annum publicly announced by Administrative Agent from time to time as its prime rate of interest on direct, short-term borrowings to its large business customers with high credit standings; such term, however, does not necessarily mean Administrative Agent's best or lowest rate available.

          9.1.97. "PRIME RATE ADVANCES" means Advances which bear interest with reference to the Prime Rate as a Rate Index.

          9.1.98. "PRO RATA" means from or to each Lender in proportion to its Commitment Percentage.

          9.1.99. "RATE INDEX" has the meaning set forth in Section 1.1.5 hereof.

          9.1.100. "RATE MARGIN" has the meaning set forth in Section 1.1.5 hereof.

          9.1.101 "REPLACEMENT LENDER" has the meaning set forth in Section 1.8 hereof.

          9.1.102. "REQUIRED LENDERS" means Lenders in the aggregate holding more than 51% of the aggregate outstanding principal amount of the Advances (or, if no Advances at the time of such determination are outstanding, then Lenders obligated with respect to more than 51% of the Commitments) but at all times at least 50% of the number of Lenders at such time.

          9.1.103. "RESERVE PERCENTAGE" has the meaning set forth in the definition of "Adjusted LIBO Rate."

          9.1.104. "RESTRICTED SUBSIDIARY" means a Subsidiary of Borrower that executes and delivers a Subsidiary Guaranty.

          9.1.105. "SEC" means the Securities and Exchange Commission or any other entity that succeeds to its responsibilities and powers.

          9.1.106. "SECURITIES ACTS" means, collectively, the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and as implemented by the SEC and interpreted by the SEC or any court of competent jurisdiction.

          9.1.107. "SETTLEMENT DATE" means, with respect to any Advance hereunder, the date on which funds are advanced by Administrative Agent (on behalf of Lenders).

          9.1.108. "SUBORDINATED INDEBTEDNESS" means indebtedness under those certain subordinated notes owing from the Borrower to the Guarantor, the payment of which is subject to that certain Subordination Agreement dated as of the date hereof in favor of the Administrative Agent for the benefit of the Lenders and the Issuing Bank and all other indebtedness and monetary obligations of Borrower or any of its Subsidiaries subordinated to the repayment of the Obligations on terms and conditions satisfactory to the Required Lenders.

          9.1.109. "SUBSIDIARY" of any Person or entity means any Person as to which such other Person or entity (a) directly or indirectly owns, controls or holds more than 50% of the voting stock OR (b), except in the case of InsurQuote Systems, Inc., is otherwise required in accordance with GAAP to be considered as part of a consolidated organization

          9.1.110. "SUBSIDIARY GUARANTY" the guaranty to be executed by certain Subsidiaries of Borrower in accordance with Section 4.15.4.

          9.1.111. "TAXES" shall have the meaning specified in Section 1.5.4.

          9.1.112. "TOTAL CHARGES" means, at the time of any determination, the sum of the following items for Borrower and its Subsidiaries on a consolidated basis during the relevant four consecutive fiscal quarter period:

               a.   The amount of Fixed Charges during such period,

               b. PLUS the net amount of federal and state income taxes paid during such period.

For purposes of this calculation, interest includes interest accrued under Capital Leases, and principal includes principal obligations under Capital Leases. For purposes of this calculation, Total Charges shall also include the Total Charges of joint ventures that are consolidated with Borrower or its Subsidiaries for financial reporting purposes in accordance with GAAP; provided, however, that the operations of InsurQuote Systems, Inc. shall not be included in determining Total Charges unless and until it becomes a Subsidiary of the Borrower.

          9.1.113. "TOTAL CHARGE COVERAGE RATIO" means, at any time such ratio is being computed, the ratio of "OCF" (for the immediately preceding four fiscal quarters) TO "Total Charges" (for the immediately preceding four fiscal quarters).

          9.1.114. "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     9.2. RULES OF CONSTRUCTION.

          9.2.1. PLURAL; GENDER. Whenever used herein, (a) a singular number includes the plural, and the plural includes the singular, AND (b) use of the masculine, feminine or neuter gender includes all genders.

          9.2.2. FINANCIAL AND ACCOUNTING TERMS. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP.


                            ARTICLE 10: MISCELLANEOUS

     10.1. INDEMNIFICATION, RELIANCE AND ASSUMPTION OF RISK PROVISIONS. Without limiting any other indemnification in any Loan Document, Borrower hereby agrees to defend Administrative Agent and each Lender (and the directors, officers, employees, agents and affiliates of Administrative Agent and each Lender) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, judgments, costs, or expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by any of them arising out of or in any way connected with any Loan Document, EXCEPT for losses resulting directly and exclusively from such Person's own gross negligence, willful misconduct or fraud. In addition, Borrower will reimburse and indemnify Administrative Agent and each Lender (and the directors, officers, employees, agents and Affiliates of Administrative Agent and each Lender) for all reasonable costs, expenses and losses resulting from the following: (1) any failure or refusal by Borrower or by any Affiliate of Borrower to provide any requested assistance or cooperation in connection with any attempt by Administrative Agent or any Lender to liquidate any Collateral in the event of any Event of Default and/or any attempt by Administrative Agent or any Lender to otherwise exercise its rights hereunder, AND (2) any misrepresentation, gross negligence, fraud or willful misconduct by Borrower (or any of its employees or officers), or any other person or entity pledging Collateral hereunder. Moreover, with respect to any Advance Request or other communication between Borrower and Administrative Agent or Lenders hereunder and all other matters and transactions in connection therewith, Borrower hereby irrevocably authorizes Administrative Agent and each Lender to accept, rely upon, act upon and comply with any verbal or written instructions, requests, confirmations and orders of any Authorized Officer of Borrower. Borrower, Administrative Agent and each Lender each acknowledges that the transmissions of any such instruction, request, confirmation, order or other communication involves the possibility of errors, omissions, mistakes and discrepancies, and Borrower, Administrative Agent and each Lender each agrees to adopt such internal measures and operational procedures to protect its interest. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for -- and hereby releases and discharges Administrative Agent and each Lender from any and all risk of loss and responsibility for, and agrees to indemnify, reimburse on demand and hold Administrative Agent and each Lender harmless from -- any and all claims, actions, damages, losses, liability and expenses by reason of or in any way related to (a) Administrative Agent's or any Lender's accepting, relying and acting upon, complying with or observing any such instructions, requests, confirmations or orders from or on behalf of any such Authorized Officer, and
(b) any such errors, omissions, mistakes and discrepancies by (or otherwise resulting from or attributable to the actions or inactions of) any Authorized Officer or Borrower; PROVIDED, HOWEVER, Borrower has not assumed hereby the risk of any foreseeable actual loss resulting directly and exclusively from Administrative Agent's or any Lender's own gross negligence, fraud or willful misconduct. Borrower's obligations provided for in this Section 10.1 will survive any termination of this Agreement, and the repayment of the outstanding balances hereunder.

     10.2. ASSIGNMENT; DISCLOSURE OF INFORMATION TO THIRD PARTIES.

          10.2.1. ASSIGNMENTS. No Loan Document may be assigned (in whole or in part) by Borrower without the prior written consent of Lenders. Notwithstanding any other provision of any Loan Document, any Lender may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and, as long as no Event of Default exists, the Borrower (which consent shall not be unreasonably withheld or delayed) at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of or fee to the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to another Lender or to an Eligible Assignee that is an Affiliate of such Lender ) (each an "Assignee") all, or any ratable part of all, of its Advances, Commitment and the other rights and obligations of such Lender hereunder; provided, however, that (i) such assignment shall involve at least $5,000,000, (ii) each Lender must retain a Commitment of at least $10,000,000 unless such Lender is assigning its entire Commitment and; and (iii) the Borrower and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit 10.2.1 ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (C) except in the case of assignments by any Lender to any of its Affiliates, the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.00.

                  a. From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  b. Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Advances and Commitment and, if the assignor Lender has retained a portion of its Advances and its Commitment, replacement Notes in the principal amount of the Advances retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the

          Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

                  c. Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Advances, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that
         (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lender as described in Section 10.5; provided, however, that no Participant shall be entitled to receive any greater payments under this Agreement than such Lender would have been entitled to receive with respect to the rights participated, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided further, however, that any Participant exercising its right of set-off shall agree to be bound under this Agreement as if it were a Lender.

                  d. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          10.2.2. DISCLOSURE OF INFORMATION. Administrative Agent and each Lender will employ reasonable procedures to treat as confidential all written, non-public information delivered to Administrative Agent or such Lender (as applicable) pursuant to this Agreement concerning the property, operations and performance of Borrower and its Subsidiaries that is conspicuously designated by Borrower or any Subsidiary as confidential information. With respect to any employee of Administrative Agent or any Lender, such procedures will be at least as protective of such confidential information of Borrower and its Subsidiaries as those established procedures of Administrative Agent or such Lender (respectively) applicable to and known by such employee for protecting Administrative Agent's or such Lender's own confidential information. NOTWITHSTANDING THE FOREGOING, Administrative Agent and each Lender may furnish or disclose any information concerning Borrower (or any of its properties or operations) in Administrative Agent's or such Lender's possession from time to time (1) to permitted participants, transferees and assignees (including prospective participants, transferees and assignees), but subject to a reasonable confidentiality agreement regarding any non-public confidential information thereby disclosed, AND (2) in response to credit inquiries consistent with general banking practices. In addition, Administrative Agent and each Lender may also furnish or disclose any such information (a) to any federal or state regulator of Administrative Agent or such Lender, AND (b) to Administrative Agent's or such Lender's Affiliates, employees, legal counsel, appraisers, accountants and agents, AND (c) to any Person pursuant to compulsory judicial process, AND (d) to any judicial or arbitration forum in connection with enforcing the Loan Documents or defending an action based upon the Loan Documents, AND (e) to any other Person with respect to the public or non-confidential information. Administrative Agent and each Lender may also include operational and performance information and data relating to Borrower in compilations, reports and data bases assembled by Administrative Agent or such Lender (or Affiliates of Administrative Agent or such Lender) and used to conduct, support, assist in and validate portfolio, industry and credit analysis; PROVIDED, HOWEVER, that neither Administrative Agent nor any Lender may thereby disclose to other Persons any information relating to Borrower and its Subsidiaries in a manner that is attributable to Borrower or any Subsidiary UNLESS (1) such disclosure is permitted under the standards outlined above in this Section OR (2) Borrower otherwise consents thereto (which consent may not be unreasonably withheld).

     10.3. BINDING EFFECT AND GOVERNING LAW. This Agreement and all documents executed hereunder are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and all documents executed hereunder are governed as to their validity, interpretation, construction and effect by the laws of the State of Illinois.

     10.4. NO WAIVER; DELAY. To be effective, any waiver by Lenders must be expressed in a writing executed by Administrative Agent with the approval of the Required Lenders (OTHER THAN Defaults under Section 7.1.1 hereof (payment-related Defaults), which must be approved by each Lender). Once an Event of Default occurs hereunder, such Event of Default will continue to exist until expressly waived by Lenders (in their sole and absolute discretion). If Administrative Agent or any Lender waives any power, right or remedy arising hereunder or under any applicable law, THEN such waiver will not be deemed to be a waiver (a) upon the later occurrence or recurrence of any events giving rise to the earlier waiver OR (b) as to any other Obligor. No failure or delay by Administrative Agent or any Lender to insist upon the strict performance of any term, condition, covenant or agreement of any of the Loan Documents, or to exercise any right, power or remedy hereunder, will constitute a waiver of compliance with any such term, condition, covenant or agreement, or preclude Administrative Agent or any Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, neither Administrative Agent nor any Lender will be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or any other Loan Document or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The remedies provided herein are cumulative and not exclusive of each other, the remedies provided by law, and the remedies provided by the other Loan Documents.

     10.5. MODIFICATIONS AND AMENDMENTS. Except as otherwise expressly provided in this

Agreement, no modification or amendment to any Loan Document will be effective unless made in a writing signed by appropriate officers of Administrative Agent (with the consent of the Required Lenders) and each Person (other than the Lenders) that is a party to such Loan Document. NOTWITHSTANDING THE FOREGOING, to the extent that any such modification or amendment attempts to implement any of the following, THEN such amendment or modification must be approved by all
Lenders:

          a. Increase the Commitment or the Commitment Percentage of any Lender, OR

          b. Add any additional Rate Index, alter any threshold for any Rate Margin category, reduce the amount of any Rate Margin, or otherwise alter any provision that effectively reduces that interest rate applicable to the Advances, OR

          c. Reduce the amount of any fees due to Lenders under any Loan Document (other than fees payable to the Administrative Agent for its own account), OR

          d. Reduce the amount of any payment (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), OR

          e. Postpone or extend the Line of Credit Maturity Date or any scheduled payment date (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), OR

          f. Modify the definition of "Pro Rata" or "Required Lenders" or otherwise change the number or percentage of Lenders that are required to take or approve (or direct the Administrative Agent to take) any action under the Loan Documents, OR

          g. Release or discharge Borrower or any Obligor under the Loan Documents or permit Borrower or any Obligor to assign to another Person any of its rights or obligations under the Loan Documents, OR

          h. Release all or any part of any guaranty of any part of the indebtedness under the Loan Documents or any security interest in or pledge of any Collateral (except as otherwise already expressly authorized under the Loan Documents), OR

          i.   Amend this Section.

In addition, no provision of any Loan Document relating to the rights or obligations of the Administrative Agent may be modified or amended without the consent of the Administrative

Agent.

     10.6. HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     10.7. NOTICES. Any notice, request, consent, waiver or other communication required or permitted under or in connection with the Loan Documents will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof, OR by prepaid registered or certified U.S. mail (return receipt requested), OR by a nationally recognized commercial courier service with next-day delivery charges prepaid, OR by telegraph, OR by facsimile (voice confirmed), OR by any other reasonable means of personal delivery to the party entitled thereto at its respective address set forth below:

If to Borrower:        CCC Information Services Inc.
                       World Trade Center Chicago
                       444 Merchandise Mart
                       Chicago, IL  60654
                       Attention:  Robert Welyki
                       Facsimile:  (312) 527-2298

                       With a Copy To (which shall not constitute notice to Borrower):

                       Winston & Strawn
                       35 W. Wacker Drive
                       Chicago, IL 60601
                       Attention:  Leland E. Hutchinson, Esquire
                       Facsimile:  (312) 558-5700

                                 and

                       CCC Information Services Inc.
                       World Trade Center Chicago
                       444 Merchandise Mart
                       Chicago, IL  66654
                       Attention:  Legal Department
                       Facsimile:  (312) 527-5888

If to Administrative
Agent:                 LaSalle National Bank
                       135 South LaSalle Street
                       Chicago, Illinois  60603
                       Attention:  John J. McGuire
                       Facsimile:  (312) 904-4660

                       With a Copy To

                       Sonnenschein Nath & Rosenthal
                       8000 Sears Tower
                       Chicago, Illinois  60606
                       Attention:  Victoria Gilbert, Esq.
                       Facsimile:(312) 876-7934

If to any Lender:      Such Lender's address and facsimile set
                       forth on the signature pages hereof

Any party to a Loan Document may change its address or facsimile number for notice purposes by giving notice thereof to the other parties to such Loan Document in accordance with this Section, provided that such change shall not be effective until 2 calendar days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or 5 calendar days after mailing as provided above (whichever is earlier), OR (b) if by facsimile, then upon successful transmittal to such party's designated number, OR (c) if by telegraph, then upon actual receipt or 2 Business Days after delivery to the telegraph company (whichever is earlier), OR (d) if by nationally recognized commercial courier service, then upon actual receipt or 2 Business Days after delivery to the courier service (whichever is earlier), OR if otherwise delivered, then upon actual receipt. For any and all purposes related to giving and receiving notices and communications between Borrower and Administrative Agent or any Lender under any Loan Document, Borrower hereby irrevocably appoints CCC's President as its agent to whom Administrative Agent and Lenders may give and from whom Administrative Agent and Lenders may receive all such notices and communications. Any agreement of the Administrative Agent and the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled, absent any act or omission constituting gross negligence or willful misconduct on the part of the Administrative Agent or such Lender, to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Lender shall not, absent any act or omission constituting gross negligence or willful misconduct on the part of the Administrative Agent or such Lender, have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Advances shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

     10.8. TIME OF DAY. All time of day restrictions imposed herein shall be calculated using Central Time.

     10.9. RELATIONSHIP WITH PRIOR AGREEMENTS. This Agreement completely and fully supersedes all oral agreements and all other and prior written agreements by and between Borrower, Administrative Agent and any Lender concerning the terms and conditions of this credit arrangement (other than the Fee Agreement).

     10.10. SEVERABILITY. If fulfillment of any provision of or any transaction related to any Loan Document at the time performance is due involves transcending the limit of validity prescribed by applicable law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision of this Agreement operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void (as though not contained herein), and the remainder of this Agreement shall remain operative and in full force and effect; PROVIDED, HOWEVER, if any such clause or provision pertains to the repayment of any indebtedness hereunder, THEN the occurrence of any such invalidity shall constitute an immediate Event of Default hereunder.

     10.11. TERMINATION AND SURVIVAL. All agreements, representations, warranties and covenants of Borrower contained herein or in any documentation required hereunder will survive the execution and delivery of this Agreement and the other Loan Documents and the funding of the Advances hereunder and will continue in full force and effect until terminated in accordance with this Section. Except as otherwise provided in Section 4.13 hereof and Section 10.1 hereof, this Agreement will terminate upon satisfaction of each of the following events: (i) payment to Administrative Agent and each Lender in full (unconditionally and indefeasibly) of the entire indebtedness and monetary obligations due hereunder and under the other Loan Documents, AND (ii) the termination of the Line of Credit Facility hereunder, and (iii) return and cancellation of any effective letters of credit issued by Administrative Agent or any Lender for the account of Borrower (or delivery to Administrative Agent of cash or readily marketable collateral in an amount and subject to a pledge agreement that are acceptable to Administrative Agent in its sole and absolute discretion).

     10.12. REINSTATEMENT. To the maximum extent not prohibited by applicable law, this Agreement (and the indebtedness hereunder and Collateral therefor) will be reinstated and correspondingly increased if at any time any amount received by Administrative Agent or any Lender in respect of any Loan Document is rescinded or must otherwise be restored or returned by Administrative Agent or such Lender to any Person upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Person or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Borrower or other Person or for any substantial part of the assets of Borrower or any other Person, or otherwise, all as though such payments had not been made.

     10.13. NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to such Lender should be directed, or addresses of any lending office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     10.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument.

     10.15. CONFLICT PROVISION. In the event of an irreconcilable conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document, the terms and conditions of this Agreement shall govern.

     10.16. WAIVER OF LIABILITY. BORROWER (A) AGREES THAT NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT OR ANY LENDER) SHALL HAVE ANY LIABILITY TO BORROWER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES OR COSTS SUFFERED OR INCURRED BY BORROWER IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, EXCEPT FOR FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD AND (B) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST ADMINISTRATIVE AGENT OR ANY LENDER (OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) WHETHER SOUNDING IN FORT, CONTRACT OR OTHERWISE, EXCEPT FOR CLAIMS FOR FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD. MOREOVER, WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS EFFECTIVE, UNLESS ADMINISTRATIVE AGENT OR ANY LENDER IS ADJUDGED TO BE GUILTY OF CRIMINAL CONDUCT THAT CAUSED SUCH DAMAGES, THEN NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT OR ANY LENDER) SHALL HAVE ANY LIABILITY WITH RESPECT TO (AND BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR) ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR NON-FORESEEABLE DAMAGES SUFFERED BY BORROWER IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH; AND IF ADMINISTRATIVE AGENT OR ANY LENDER IS ADJUDGED TO BE GUILTY OF SUCH CRIMINAL CONDUCT, THEN BORROWER WILL BE ENTITLED TO THE TYPES OF COMPENSATION (INCLUDING, AS APPLICABLE AND APPROPRIATE, SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR NON-FORESEEABLE DAMAGES) AS AND TO THE EXTENT AVAILABLE UNDER APPLICABLE LAW.

     10.17. FORUM SELECTION, CONSENT TO JURISDICTION. ANY LITIGATION IN CONNECTION WITH OR IN ANY WAY RELATED TO ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT OR ANY LENDER OR BORROWER WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST BORROWER, ANY COLLATERAL OR ANY OTHER PROPERTY MAY ALSO BE BROUGHT (AT ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OPTION) IN THE COURTS OF ANY OTHER JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR WHERE ADMINISTRATIVE AGENT OR SUCH LENDER MAY OTHERWISE OBTAIN PERSONAL JURISDICTION OVER BORROWER. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED HEREBY IN

CONNECTION WITH SUCH LITIGATION. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THEN BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, IF ADMINISTRATIVE AGENT OR ANY LENDER AT ANY TIME COMMENCES LITIGATION AGAINST BORROWER'S IN A STATE COURT OF THE STATE OF ILLINOIS AT A TIME WHEN AND WITH RESPECT TO A CAUSE OF ACTION THAT AT THE TIME MAY ALSO BE PROPERLY MAINTAINED IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS (INCLUDING, WITHOUT LIMITATION, SATISFACTION OF PERSONAL AND SUBJECT MATTER JURISDICTION AND OTHER PROCEDURAL PREREQUISITES TO MAINTAINING SUCH ACTION), THEN NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER WILL CONTEST OR OBJECT TO A TIMELY MOTION BY BORROWER TO TRANSFER SUCH ACTION TO SUCH FEDERAL COURT PROVIDED THAT SUCH ACTION CAN AT THE TIME OF SUCH TRANSFER BE MAINTAINED WITH RESPECT TO ALL PARTIES AND ALL CAUSES OF ACTION IDENTIFIED BY ADMINISTRATIVE AGENT OR SUCH LENDER.

     10.18. WAIVER OF JURY TRIAL. ADMINISTRATIVE AGENT, EACH LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) IN CONNECTION WITH OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER. BORROWER ACKNOWLEDGES AND AGREES
(A) THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY), AND (B) THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL IN CONNECTION HEREWITH, AND
(C) THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS AND FUNDING ADVANCES THEREUNDER.

                      [BALANCE OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Amended and Restated Credit Facility Agreement, as of the day and year first above written.



                              CCC INFORMATION SERVICES INC.

N
                              By:        __________________________________
                                    Name:____________________________
                                    Title:      ____________________________




                              LASALLE NATIONAL BANK, (AS ADMINISTRATIVE AGENT)


                              By:        __________________________________




                              LASALLE NATIONAL BANK, (AS ISSUING BANK)


                              By:        __________________________________


                              LASALLE NATIONAL BANK, (AS LENDER)


                              By:        __________________________________


                              Address:   135 South LaSalle Street
                                         Chicago, Illinois  60603
                              Attention:  John J. McGuire, Vice President
                              Facsimile:  (312) 904-4660

                              COMMITMENT:       $50,000,000